Exhibit 10.2

Published CUSIP Number: 83545FAA2

CREDIT AGREEMENT

Dated as of February 17, 2006

among

SONIC AUTOMOTIVE, INC.,

CERTAIN OF ITS SUBSIDIARIES,

as New Vehicle Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent, Revolving Swing Line Lender,

New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender and L/C Issuer,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent,

and

TOYOTA MOTOR CREDIT CORPORATION,

as Documentation Agent

and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,

and

JPMORGAN SECURITIES, INC.

as

Joint Lead Arrangers and Joint Book Managers

v

SCHEDULES

Schedule 1.01A	Affiliated Dealers

Schedule 1.01B	Silo Subsidiaries

Schedule 1.01C	Certain Equipment

Schedule 1.01D	Dual Subsidiaries

Schedule 1.01E	Cornerstone’s Address

Schedule 2.01	Commitments and Applicable Percentages

Schedule 2.03	Existing Letters of Credit

Schedule 2A.03(a)	Information Regarding Collateral

Schedule 4.01	Good Standing Jurisdictions and Foreign Qualifications

Schedule 5.06	Litigation

Schedule 5.13	Subsidiaries; Other Equity Investments

Schedule 5.19	Franchise Agreements

Schedule 6.13	Location of Vehicles

Schedule 7.01	Existing Liens

Schedule 7.03	Existing Indebtedness

Schedule 10.02	Administrative Agent’s Office; Certain Addresses for Notices

Schedule 10.06	Processing and Recordation Fees

EXHIBITS

Form of

Exhibit A-1	New Vehicle Floorplan Committed Loan Notice

Exhibit A-2	Revolving Committed Loan Notice

Exhibit A-3	Used Vehicle Floorplan Committed Loan Notice

Exhibit B-1(a)	New Vehicle Floorplan Swing Line Loan Notice (Borrowing)

Exhibit B-1(b)	New Vehicle Floorplan Swing Line Loan Notice (Conversion)

Exhibit B-2	Revolving Swing Line Loan Notice

Exhibit B-3	Used Vehicle Floorplan Swing Line Loan Notice

Exhibit C	Note

Exhibit D	Assignment and Assumption

Exhibit E	Company Guaranty

Exhibit F	[Intentionally omitted]

Exhibit G	Subsidiary Guaranty

Exhibit H	Compliance Certificate

Exhibit I	Joinder Agreement

Exhibit J	Sonic Financial Pledge Agreement

Exhibit K-1	Pledge Agreement

Exhibit K-2	Escrow and Security Agreement

Exhibit L-1	Revolving Borrowing Base Certificate

Exhibit L-2	Used Vehicle Borrowing Base Certificate

Exhibit M	[Intentionally omitted]

Exhibit N	Security Agreement

Exhibit O	New Vehicle Borrower Notice

Exhibit P	Opinion Matters

Exhibit Q	Autoborrow Agreement

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of February 17, 2006, among SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 2.24 (each a “New Vehicle Borrower”, and together with the Company, the “Borrowers” and each individually a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Revolving Swing Line Lender, New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender and L/C Issuer.

The Company has requested that the Lenders provide a revolving credit facility, a revolving new vehicle floorplan facility and a revolving used vehicle floorplan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Account Debtor” means each Person obligated in any way on or in connection with an Account, chattel paper or general intangibles (including a payment intangible).

“Accounts” means, collectively, all of the following property of the Company or any Grantor, whether now owned or hereafter acquired or arising, all accounts, as defined in the UCC, including any rights to payment for the sale, lease or license of goods or rendition of services, whether or not they have been earned by performance.

“Acquisition” means the acquisition of (i) a controlling equity interest or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person, or (iii) assets constituting a vehicle dealership.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Dealers” means those Persons set forth on Schedule 1.01A.

“Aggregate Commitments” means, collectively, the Aggregate Revolving Commitments, the Aggregate New Vehicle Floorplan Commitments and the Aggregate Used Vehicle Floorplan Commitments.

“Aggregate Floorplan Facility Commitments” means, collectively, the Aggregate New Vehicle Floorplan Commitments and the Aggregate Used Vehicle Floorplan Commitments.

“Aggregate New Vehicle Floorplan Commitments” means the New Vehicle Floorplan Commitments of all the New Vehicle Floorplan Lenders.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Revolving Lenders.

“Aggregate Used Vehicle Floorplan Commitments” means the Used Vehicle Floorplan Commitments of all the Used Vehicle Floorplan Lenders.

“Agreement” means this Credit Agreement.

“Applicable Facility” means each of the Revolving Credit Facility, the New Vehicle Floorplan Facility and the Used Vehicle Floorplan Facility.

“Applicable New Vehicle Floorplan Percentage” means with respect to any New Vehicle Floorplan Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate New Vehicle Floorplan Commitments represented by such Lender’s New Vehicle Floorplan Commitment at such time. If the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans have been terminated pursuant to Section 8.04 or if the Aggregate New Vehicle Floorplan Commitments have expired, then the Applicable New Vehicle Floorplan Percentage of each New Vehicle Floorplan Lender shall be determined based on the Applicable New Vehicle Floorplan Percentage of such New Vehicle Floorplan Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable New Vehicle Floorplan Percentage of each New Vehicle Floorplan Lender is set forth opposite the name of such New Vehicle Floorplan Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such New Vehicle Floorplan Lender becomes a party hereto, as applicable.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Lender under an Applicable Facility to make Loans under such Facility or the obligation of the L/C Issuer to make L/C Credit

Extensions have been terminated pursuant to Section 8.02 or Section 8.04 or if the Aggregate Revolving Commitments, the Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments, as applicable, have expired, then for the purposes of determining the Applicable Percentage of any Lender, the Commitment of such Lender under such Facility shall be calculated in accordance with the second sentence of the definition of “Applicable Revolving Percentage”, “Applicable New Vehicle Floorplan Percentage” or “Applicable Used Vehicle Floorplan Percentage”, as the case may be.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Total Senior Secured Debt to EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Maximum Total Senior Secured Debt to EBITDA Ratio	Commitment Fee on Revolving Credit Facility	Commitment Fee on New Vehicle Floorplan Facility	Commitment Fee on Used Vehicle Floorplan Facility	Letter of Credit Fee on Revolving Credit Facility	Eurodollar Rate + (for Revolving Credit Facility)	Eurodollar Rate + (for New Vehicle Floorplan Facility)	Eurodollar Rate + (for Used Vehicle Floorplan Facility)
1	Less than or equal to 0.50:1.00	0.20%	0.20%	0.20%	1.50%	1.75%	1.00%	1.125%
2	Less than or equal to 1.00:1.00 but greater than 0.50:1.00	0.25%	0.20%	0.20%	1.75%	2.00%	1.00%	1.125%
3	Less than or equal to 1.50:1.00 but greater than 1.00:1.00	0.30%	0.20%	0.20%	2.00%	2.25%	1.00%	1.125%
4	Less than or equal to 2.00:1.00 but greater than 1.50:1.00	0.35%	0.20%	0.20%	2.25%	2.50%	1.00%	1.125%
5	Greater than 2.00:1.00	0.45%	0.20%	0.20%	2.50%	2.75%	1.00%	1.125%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Senior Secured Debt to EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) shall be determined based upon Pricing Level 2.

“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time. If the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Revolving Percentage of each Revolving Lender shall be determined based on the Applicable Revolving Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Revolving Percentage of each Revolving Lender is set forth opposite the name of such Revolving Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable.

“Applicable Used Vehicle Floorplan Percentage” means with respect to any Used Vehicle Floorplan Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Used Vehicle Floorplan Commitments represented by such Lender’s Used Vehicle Floorplan Commitment at such time. If the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans has been terminated pursuant to Section 8.04 or if the Aggregate Used Vehicle Floorplan Commitments have expired, then the Applicable Used Vehicle Floorplan Percentage of each Used Vehicle Floorplan Lender shall be determined based on the Applicable Used Vehicle Floorplan Percentage of such Used Vehicle Floorplan Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Used Vehicle Floorplan Percentage of each Used Vehicle Floorplan Lender is set forth opposite the name of such Used Vehicle Floorplan Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Used Vehicle Floorplan Lender becomes a party hereto, as applicable.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Banc of America Securities LLC and JPMorgan Securities, Inc., in their capacity as joint lead arrangers and joint book managers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Autoborrow Agreement” means an agreement by and between the Company and the Revolving Swing Line Lender in substantially the form of Exhibit Q hereto, providing for the automatic advance of Revolving Swing Line Loans by the Revolving Swing Line Lender under the conditions set forth therein.

“Automatic Debit Date” means the fifth day of a calendar month, provided that if such day is not a Business Day, the respective Automatic Debit Date shall be the next succeeding Business Day.

“Availability Period” means:

(a) in the case of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.15, and (iii) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02,

(b) in the case of the New Vehicle Floorplan Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate New Vehicle Floorplan Commitments pursuant to Section 2.15 and (iii) the date of termination of the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans pursuant to Section 8.04, and

(c) in the case of the Used Vehicle Floorplan Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Used Vehicle Floorplan Commitments pursuant to Section 2.15 and (iii) the date of termination of the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans pursuant to Section 8.04.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America Fee Letter” means the letter agreement, dated January 20, 2006, among the Company, the Administrative Agent and BAS.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Revolver Committed Loan, a New Vehicle Committed Loan or a Used Vehicle Committed Loan, as the context may require, that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Borrowing, a New Vehicle Floorplan Borrowing, or a Used Vehicle Floorplan Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than (i) Sonic Financial, O. Bruton Smith or B. Scott Smith; (ii) any spouse or immediate family member of O. Bruton Smith and B. Scott Smith (collectively with O. Bruton Smith and B. Scott Smith, a “Smith Family Member”); or (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners and owners of which are Smith Family Members, (the persons and entities in “i”, “ii”, and “iii” being referred to, collectively and individually, as the “Smith Group”) so long as in the case of clause (ii) and (iii) O. Bruton Smith or B. Scott Smith retains a majority of the voting rights associated with such ownership) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(c) any Person or two or more Persons (excluding members of the Smith Group so long as O. Bruton Smith or B. Scott Smith retains a majority of the voting rights associated with such equity securities) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; or

(d) the Company fails to own, directly or indirectly, 100% of the Equity Interests of any Subsidiary other than as a result of the sale of all Equity Interests in a Subsidiary pursuant to a Permitted Disposition.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, the assets and rights and interests in property of any Person in which the Administrative Agent, on behalf of the Secured Parties, is granted a Lien under any Security Instrument as security for all or any portion of the Obligations.

“Commitment” means, as to each Lender, the Revolving Commitment, New Vehicle Floorplan Commitment and Used Vehicle Floorplan Commitment of such Lender.

“Committed Borrowing” means a Revolving Committed Borrowing, a New Vehicle Committed Borrowing or a Used Vehicle Committed Borrowing, as the context may require.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Guaranty” means that certain Company Guaranty Agreement executed by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E, as supplemented, amended, or modified from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit H.

“Consolidated Adjusted Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated EBITDAR for the four fiscal quarter period ending on such date, minus (ii) an amount equal to $150,000 (representing assumed maintenance capital expenditures) multiplied by the average daily number of physical dealership locations at which the Subsidiaries operated franchised vehicle dealerships during such period to (b) the sum of (i) Consolidated Fixed Charges for such period plus Restricted Payments paid in cash by the Company and its Subsidiaries on a consolidated basis during such period.

“Consolidated Current Assets” means, as of any date of determination, the current assets of the Company and its Subsidiaries on a consolidated basis as of such date.

“Consolidated Current Liabilities” means, as of any date of determination, the current liabilities of the Company and its Subsidiaries on a consolidated basis as of such date.

“Consolidated EBITDA” means for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Consolidated Net Income from Continuing Operations, plus (b) to the extent deducted in computing Consolidated Net Income from Continuing Operations for such period: (i) Consolidated Interest Expense with respect to non-floorplan Indebtedness, (ii) Consolidated Interest Expense with respect to Used Vehicle floorplan Indebtedness, (iii) charges against income for foreign, Federal, state and local income taxes, (iv) depreciation expense, (v) amortization expense, including, without limitation, amortization of other intangible assets and transaction costs, (vi) non-cash charges, and (vii) all extraordinary losses, minus (c) to the extent included in computing Consolidated Net Income from Continuing Operations for such period, extraordinary gains.

“Consolidated EBITDAR” means for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Consolidated Net Income from Continuing Operations, plus (b) to the extent deducted in computing Consolidated Net Income from Continuing Operations for such period: (i) Consolidated Interest Expense with respect to non-floorplan Indebtedness, (ii) Consolidated Interest Expense with respect to Used Vehicle floorplan Indebtedness, (iii) charges against income for foreign, Federal, state and local income taxes, (iv) depreciation expense, (v) amortization expense, including, without limitation, amortization of other intangible assets and transaction costs, (vi) non-cash charges, (vii) all extraordinary losses and (viii) Consolidated Rental Expense, minus (c) to the extent included in computing Consolidated Net Income from Continuing Operations for such period, extraordinary gains.

“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Expense with respect to non-floorplan Indebtedness for such period, plus (b)

Consolidated Interest Expense with respect to Used Vehicle floorplan Indebtedness for such period, plus (c) Consolidated Principal Payments for such period, plus (d) Consolidated Rental Expenses for such period, plus (e) Federal, state, local and foreign income taxes paid in cash by the Company and its Subsidiaries on a consolidated basis during such period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated EBITDAR for the four fiscal quarter period ending on such date minus (ii) an amount equal to $150,000 (representing assumed maintenance capital expenditures) multiplied by the average daily number of physical dealership locations at which the Subsidiaries operated franchised vehicle dealerships during such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.

“Consolidated Interest Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest (before factory assistance or subsidy), premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Liquidity Ratio” means, as of any date of determination, the ratio of (a) the sum of Consolidated Current Assets plus the Revolving Facility Liquidity Amount to (b) the sum of (i) Consolidated Current Liabilities plus (ii) Indebtedness (whether or not reflected as Indebtedness under GAAP) under all floorplan financing arrangements (but excluding Total Revolving Outstandings other than such Total Revolving Outstandings which are due within the two (2) fiscal quarters following such date of determination).

“Consolidated Net Income from Continuing Operations” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income from continuing operations of the Company and its Subsidiaries for such period.

“Consolidated Principal Payments” means, for any period, for the Company and its Subsidiaries on a consolidated basis, all scheduled payments of principal of the Company and its Subsidiaries in connection with Indebtedness for money borrowed or in connection with the deferred purchase price of assets which payments are made during such period, in each case to the extent treated as principal in accordance with GAAP.

“Consolidated Rental Expense” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the aggregate amount of fixed and contingent rentals payable by the Company and its Subsidiaries with respect to leases of real and personal property (excluding capital lease obligations) determined in accordance with GAAP for such period.

“Consolidated Total Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Outstanding Indebtedness (excluding Indebtedness under the New Vehicle Floorplan Facility and Permitted Silo Indebtedness) as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Total Outstanding Indebtedness” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the aggregate outstanding principal amount of Consolidated Funded Indebtedness of the Company and its Subsidiaries.

“Consolidated Total Outstanding Senior Secured Indebtedness” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the aggregate outstanding principal amount of Consolidated Funded Indebtedness of the Company and its Subsidiaries other than Subordinated Indenture Indebtedness and Subordinated Indebtedness permitted by Section 7.03(j).

“Consolidated Total Senior Secured Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Outstanding Senior Secured Indebtedness (excluding Indebtedness under the New Vehicle Floorplan Facility and Permitted Silo Indebtedness) as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cornerstone Collateral” means all right, title and interest of Cornerstone, whether now owned or hereafter acquired, in and to (i) the Retail Contracts, (ii) the security interests in the Cornerstone Financed Vehicles granted by Obligors pursuant to the terms of the Retail Contracts,

(iii) proceeds from claims on any physical damage, credit life, credit disability, or other insurance policies covering the Cornerstone Financed Vehicles and/or Obligors, (iv) any recourse or indemnity against any person or entity who sold the Cornerstone Financed Vehicles to such Obligor, and (v) rebates of premiums and other amounts relating to insurance policies, service contracts and any other items financed under the Retail Contracts.

“Cornerstone” means Cornerstone Acceptance Corporation, a Florida corporation.

“Cornerstone Financed Vehicles” means Vehicles, services and other products sold by Affiliated Dealers to Obligors pursuant to Retail Contracts.

“Cornerstone’s Addresses” means those locations specified on Schedule 1.01E.

“Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the Equity Interests of the Company or any Subsidiary to be transferred in connection with such Acquisition, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Company or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, and (vi) the aggregate fair market value of all other consideration given by the Company or any Subsidiary in connection with such Acquisition, provided that the Cost of Acquisition shall not include the purchase price of floored vehicles acquired in connection with such Acquisition, provided further that, amounts under clause (iv) shall be excluded from the calculation of Cost of Acquisition to the extent that such amounts as of the date of entering into any agreement with respect to such Acquisition are not reasonably expected to exceed $15,000,000 in the aggregate (each such determination for each applicable year of earnouts and other contingent obligations with respect to the applicable Acquisition to be based on the reasonably expected operations and financial condition of the Company and its Subsidiaries during the first year after the date of the applicable Acquisition). For purposes of determining the Cost of Acquisition for any transaction, the Equity Interests of the Company shall be valued in accordance with GAAP.

“Credit Extension” means each of the following: (a) a Revolving Borrowing, (b) an L/C Credit Extension, (c) a New Vehicle Floorplan Borrowing and (d) a Used Vehicle Floorplan Borrowing.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the

United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deemed Floored” means, with respect to each New Vehicle, the date a New Vehicle Floorplan Borrowing is deemed to be made by a New Vehicle Floorplan Lender, including the New Vehicle Swing Line Lender, under the New Vehicle Floorplan Facility.

“Default” means any event or condition that constitutes a Revolving Event of Default or a Floorplan Event of Default or that, with the giving of any notice, the passage of time, or both, would be a Revolving Event of Default or a Floorplan Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Loans, New Vehicle Floorplan Loans, Used Vehicle Floorplan Loans, participations in L/C Obligations or participations in Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Demonstrator” means a New Vehicle that (i) has not been previously titled (other than to a New Vehicle Borrower in accordance with applicable law), (ii) is the then current model year or last model year, (iii) has an odometer reading of less than 7500 miles and (iv) is designated by the applicable New Vehicle Borrower as such.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Dual Subsidiary” means a Subsidiary which (i) operates at least one Specified Franchise, (ii) is obligated pursuant to Permitted Silo Indebtedness as permitted pursuant to the terms of this Agreement, (ii) operates at least one other franchise which is not a Specified Franchise and (iii) is a New Vehicle Borrower with respect to vehicles at its franchises that are not Specified Franchises, which such Subsidiaries and applicable Specified Franchises as of the Closing Date are set forth on Schedule 1.01D. The Company may designate other Subsidiaries as Dual Subsidiaries from time to time in accordance with Section 7.19.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer, the Revolving Swing Line Lender, the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries.

“Eligible Accounts” means the Accounts, other than contracts-in-transit, of the Company and the Grantors arising from the sale, lease or license of goods or rendition of services in the ordinary course of business of the Company and the Grantors, which the Administrative Agent, in the exercise of its reasonable discretion, determines to be Eligible Accounts. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Accounts shall not (unless otherwise agreed to by the Administrative Agent) include any Account:

(a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

(b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Loan Documents are incorrect or have been breached;

(c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

(d) which represents a progress billing (as hereinafter defined) or as to which the Company or any Grantor has extended the time for payment without the consent of the Administrative Agent; for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the Company’s or the applicable Subsidiary’s completion of any further performance under the contract or agreement;

(e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under Debtor Relief Laws; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code of the United States; the institution by or against the Account Debtor of any other type of insolvency proceeding (under Debtor Relief Laws or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(f) owed by an Account Debtor if twenty-five percent (25%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (a) above;

(g) owed by an Account Debtor which: (1) does not maintain its chief executive office in the United States or Canada; (2) is not organized under the laws of the United States, Canada or any state or province thereof; (3) is not, if a natural person, a citizen of the United States or Canada residing therein; or (4) is a Governmental Authority of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof;

(h) owed by an Account Debtor which is an Affiliate, officer, director or employee of the Company or any Grantor;

(i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Administrative Agent’s Liens in such Account, or the Administrative Agent’s right or ability to obtain direct payment to the Administrative Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

(j) owed by an Account Debtor to which the Company or any Grantor is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor (including, without limitation, all Accounts that are subject to any agreement encumbering or limiting in any manner the Company’s or any Grantor access to such Accounts), unless the Account Debtor has entered into an agreement acceptable to the Administrative Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor, but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

(k) owed by any Governmental Authority, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Administrative Agent’s Liens therein, have been complied with to the Administrative Agent’s satisfaction with respect to such Account;

(l) owed by any Governmental Authority and as to which the Administrative Agent determines that its Lien therein is not or cannot be perfected;

(m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(n) which is evidenced by a promissory note or other instrument or by chattel paper;

(o) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Company or any Grantor to seek judicial enforcement in such state of payment of such Account, unless the Company or any Grantor has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

(p) which arises out of a sale not made in the ordinary course of the Company’s or the applicable Grantor’s business or out of finance or similar charges;

(q) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Company or the applicable Grantor’s and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

(r) owed by an Account Debtor which is obligated to the Company or the applicable Grantor’s respecting Accounts the aggregate unpaid balance of which exceeds twenty-five percent (25%) of the aggregate unpaid balance of all Accounts owed to the Company or the applicable Grantor at such time by all of the Company’s or the applicable Grantor’s Account Debtors, but only to the extent of such excess;

(t) which is not subject to the Administrative Agent’s Liens, which are perfected as to such Accounts, or which are subject to any other Lien whatsoever;

(s) in which the payment thereof has been extended, the Account Debtor has made a partial payment, or such Account arises from a sale on a cash-on-delivery basis; or

(t) which includes a billing for interest, fees or late charges, provided that ineligibility shall be limited to the extent of such billing.

The Company, by including an Account in any computation of the Revolving Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent and the Lenders that such Account is not of the type described in any of (a) through (t) above, and if any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded by the Company from the calculation of Eligible Accounts.

“Eligible Equipment” means Equipment of the Company or a Grantor which the Administrative Agent, in the exercise of its reasonable commercial discretion, determines to be Eligible Equipment. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Equipment shall not (unless otherwise agreed to by the Administrative Agent) include any Equipment:

(a) that is not legally owned by the Company or a Grantor;

(b) that is not subject to the Administrative Agent’s Liens, which are perfected as to such Equipment, or that are subject to any other Lien whatsoever (other than the Equipment described on Schedule 1.01C);

(c) that is not in good working condition for its intended use or for sale;

(d) that is located outside the United States or at a location other than a place of business of the Company or a Grantor; or

(e) that is located in a facility leased by the Company or the applicable Grantor, if the lessor has not delivered to the Administrative Agent, if requested by the Administrative Agent, a Landlord Waiver in form and substance satisfactory to the Administrative Agent.

The Company, by including Equipment in any computation of the Revolving Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent that such Equipment is not of the type described in any of (a) through (e) above, and if any Equipment at any time ceases to be Eligible Equipment, then such Equipment shall promptly be excluded by the Company from the calculation of Eligible Equipment.

“Eligible Inventory” means Inventory consisting of parts and accessories which the Administrative Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Inventory shall not (unless otherwise agreed to by the Administrative Agent) include any Inventory:

(a) that is not owned by the Company or a Grantor;

(b) that is not subject to the Administrative Agent’s Lien, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever;

(c) that does not consist of finished goods;

(d) that consists of raw materials, work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

(e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

(f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Company’s or the applicable Grantor business, or that is slow moving or stale;

(g) that is obsolete or returned or repossessed or used goods taken in trade;

(h) that is located outside the United States of America or Canada (or that is in-transit from vendors or suppliers);

(i) that is located in a public warehouse or in possession of a bailee or in a facility leased by the Company or the applicable Grantor, if the warehouseman, or the bailee, or the lessor has not delivered to the Administrative Agent, if requested by the Administrative Agent, a subordination agreement in form and substance satisfactory to the Administrative Agent;

(j) that contains or bears any IP Rights licensed to the Company or the applicable Grantor by any Person, if the Administrative Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.10 without infringing the rights of the licensor of such IP Rights or violating any contract with such licensor, and, as to which the Company or the applicable Grantor has not delivered to the Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Administrative Agent if requested; or

(k) that is Inventory placed on consignment.

The Company, by including Inventory in any computation of the Revolving Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent and the Lenders that such Inventory is not of the type described in any of (a) through (k) above, and if any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded by the Company from the calculation of Eligible Inventory.

“Eligible Used Vehicle Inventory” means Inventory of any Grantor consisting of Used Vehicles (excluding Used Vehicles of any Specified BMW Franchise) that (a) in the case of all such Used Vehicles, are subject to a perfected, first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Instruments, free from any other Lien other than those acceptable to the Administrative Agent in its discretion, (b) are properly titled in such Grantor’s name or the certificates of title for such Used Vehicles are endorsed in blank by the prior owners and such Grantor physically holds such certificates of title (or such Grantor has, in accordance with its standard policies and procedures, initiated the process by which the requirements of this clause (b) will be satisfied) and (c) are held for sale and located at such Grantor’s dealership facilities (except as set forth in Section 6.13), and with respect to such leased facilities, the Administrative Agent has received a Landlord Waiver if requested by the Administrative Agent.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” means all of the Company’s and the Grantor’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including computer equipment, embedded software, construction in progress, parts and accessories, motor vehicles (which are not Inventory) with respect to which a certificate of title has been issued, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by the Company or any Grantor and all of the Company’s and Grantors’ rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA that has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA in excess of $1,000,000; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, in either case that has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA in excess of $1,000,000; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate in excess of $1,000,000.

“Escrow and Security Agreement” means that certain Escrow and Security Agreement dated as of the Closing Date made by the Company and certain Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit K-2 attached hereto, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.14, and as otherwise supplemented, amended, or modified from time to time.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period. A Loan bearing interest at the Eurodollar Rate may be (a) borrowed on a day other than the first day of the applicable Interest Period and (b) repaid or converted to a different Type of Loan on a day other than the last day of an Interest Period without giving rise to any additional payment for “break funding” losses.

“Eurodollar Rate Committed Loan” means a Revolver Committed Loan, a New Vehicle Committed Loan or a Used Vehicle Committed Loan, as the context may require, that is a Eurodollar Rate Loan.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” means either a Revolving Event of Default or a Floorplan Event of Default.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Company or any Borrower hereunder, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Company or such Borrower, as the case may be, is located and (c)

in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Company or the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a).

“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of February 5, 2003, as amended prior to the date hereof, among the Company, Ford Motor Credit Corporation, as agent, and a syndicate of lenders.

“Existing Letters of Credit” means those Letters of Credit described on Schedule 2.03.

“Existing New Vehicle Facilities” has the meaning set forth in Section 6.11.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Company and the other Borrowers shall have permanently terminated the credit facilities under the Loan Documents by final payment in full of all Outstanding Amounts, together with all accrued and unpaid interest and fees thereon, other than (i) the undrawn portion of Letters of Credit and (ii) all letter of credit fees relating thereto accruing after such date (which fees shall be payable solely for the account of the L/C Issuer and shall be computed (based on interest rates and the Applicable Rate then in effect) on such undrawn amounts to the respective expiry dates of the Letters of Credit), that have, in each case, been fully Cash Collateralized or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made; (b) all Commitments shall have terminated or expired; (c) the obligations and liabilities of the Company and each other Loan Party under all Related Swap Contracts shall have been fully, finally and irrevocably paid and satisfied in full and the Related Swap Contracts shall have expired or been terminated, or other arrangements satisfactory to the counterparties shall have been made with respect thereto; and (d) the Company and each other Loan Party shall have fully, finally and irrevocably paid and satisfied in full all of their respective Obligations and liabilities arising under the Loan Documents, (except for future obligations consisting of continuing indemnities and other contingent Obligations of the Company or any Loan Party that may be owing to the Administrative Agent, any of its Related Parties or any Lender pursuant to the Loan Documents and expressly survive termination of the Credit Agreement or any other Loan Document).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means the Bank of America Fee Letter and the JPMorgan Fee Letter.

“Finance Receivables Portfolio of Cornerstone Acceptance Corporation” means, as of any date of determination thereof, (i) the sum of the outstanding aggregate principal balance at such date under the Retail Contracts (the amount financed for the purchase of the Cornerstone Financed Vehicles sold by the Affiliated Dealers to Obligors plus extended service contracts, insurance proceeds and only those other add-ons which have received the Administrative Agent’s written consent) minus (ii) the outstanding aggregate principal balance under all Retail Contracts for which any payment from an Obligor are received 60 days or more after the monthly due date, as set forth in the applicable Retail Contract, and minus (iii) the provision for loss reserve established in accordance with GAAP.

“Fleet Vehicle” means one of a large group of New Vehicles sold to a Person (e.g., a rental car agency) which purchases in excess of ten (10) Vehicles per purchase contract for commercial use.

“Floorplan Facility” means, collectively or individually, as the context may require, the New Vehicle Floorplan Facility or the Used Vehicle Floorplan Facility.

“Floorplan Events of Default” has the meaning set forth in Section 8.03.

“Floorplan Loan” means any New Vehicle Floorplan Loan or any Used Vehicle Floorplan Loan.

“Floorplan On-line System” has the meaning set forth in Section 2.10.

“Foreign Lender” means with respect to the Company or any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which the Company or such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Person” means any Person that is organized under the laws of any jurisdiction other than the District of Columbia or any of the states of the United States.

“Framework Agreement” means a framework agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.

The term “franchise” when used with respect to any vehicle manufacturer or distributor shall be deemed to include each dealership that is authorized by a Franchise Agreement to sell New Vehicles manufactured or distributed by such manufacturer or distributor, whether or not such dealership is expressly referred to as a franchise in the respective Franchise Agreement or Framework Agreement.

“Franchise Agreement” means a franchise agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” has the meaning specified in Section 2A.03.

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means, collectively, the Company Guaranty and the Subsidiary Guaranty.

“Guarantors” means, collectively, the Company and the Subsidiary Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Historical Consolidated EBITDA” means Consolidated EBITDA, without giving effect to any adjustment thereof pursuant to Section 1.03(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interim Floorplan Indebtedness” means the Indebtedness existing pursuant to (i) those certain Accession Agreements or Amended and Restated Accession Agreements between Bank of America and certain Subsidiaries of the Company and (ii) that certain Accession Agreement Dated July 1, 2004 to Inventory Loan and Security Agreement dated April 1, 2004 between JPMorgan Chase Bank, N.A. and Sonic Momentum B, L.P.

“Interest Payment Date” means the Automatic Debit Date of each calendar month.

“Interest Period” means a period of approximately one month commencing on the first Business Day of each month and ending on the first Business Day of the following month.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s internal controls over financial reporting, in each case as described in the Securities Laws.

“Inventory” has the meaning given such term in Section 9-102 of the UCC.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means each Joinder Agreement, substantially in the form of Exhibit I, executed and delivered by a Subsidiary or any other Person to the Administrative Agent, for the benefit of the Secured Parties, pursuant to Section 6.14.

“JPMorgan Fee Letter” means the letter agreement, dated January 20, 2006, among the Company, JP Morgan Chase Bank, N.A. and JPMorgan Securities Inc.

“Landlord Waiver” means, as to any leasehold interest of a Loan Party, a landlord waiver and consent agreement executed by the landlord of such leasehold interest, in each case in form and substance satisfactory to the Administrative Agent.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Revolving Swing Line Lender, the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is fifteen days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $115,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means a Revolving Loan, a New Vehicle Floorplan Loan or a Used Vehicle Floorplan Loan, as the context may require.

“Loan Documents” means, collectively, this Agreement, the Side Letter Agreement, each Note, each Issuer Document, each Payment Commitment, the Security Agreement, the Escrow and Security Agreement, the Pledge Agreement, the Sonic Financial Pledge Agreement, each Joinder Agreement, each other Security Instrument, each Guaranty, the Fee Letters and any Autoborrow Agreement.

“Loan Parties” means, collectively, the Company, each New Vehicle Borrower, each Guarantor, and each Person (other than the Administrative Agent, any Lender or any landlord executing a Landlord Waiver) executing a Security Instrument.

“Material Adverse Effect” means (a) a material adverse effect on (i) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of any

Borrower, any Guarantor and the other Loan Parties, taken as a whole, to perform their respective obligations under any Loan Document to which it is a party (unless such Borrower, Guarantor or other Loan Party has repaid in full all of its respective Obligations and is no longer a Loan Party in accordance with the terms of this Agreement and the other Loan Documents) or (b) an adverse effect on the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

“Maturity Date” means February 17, 2010.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Book Value” means, (i) for any Vehicle, the net book value of such Vehicle as reflected on the books of the Company in accordance with GAAP, after netting out (without limitation) (A) the cost of payoff of any Lien (including any consumer Lien) on such Vehicle excluding the Lien of the Administrative Agent under the Loan Documents and (B) reserves maintained in accordance with the Company’s internal accounting policies, (ii) for any Eligible Account, the gross amount of such Eligible Account less sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed in respect of such Eligible Account, (iii) for any Eligible Inventory, the lower of cost (on a first-in, first-out basis) or market, (iv) for any Eligible Equipment, the then-current book value of such Eligible Equipment (giving effect to any adjustments to such book value on or prior to the date of measurement thereof) less all accumulated depreciation and amortization of such Equipment through the date of measurement.

“New Vehicle” means a Vehicle which has never been owned except by a manufacturer, distributor or dealer and has never been registered.

“New Vehicle Borrower” has the meaning specified in the introductory paragraph hereto; provided that in no event shall a Foreign Person, an Unrestricted Subsidiary or a Silo Subsidiary be a “New Vehicle Borrower”.

“New Vehicle Borrower Notice” has the meaning specified in Section 2.24(b).

“New Vehicle Floorplan Borrowing” means a New Vehicle Floorplan Committed Borrowing or a New Vehicle Floorplan Swing Line Borrowing, as the context may require.

“New Vehicle Floorplan Commitment” means, as to each Lender, its obligation to (a) make New Vehicle Floorplan Committed Loans to the New Vehicle Borrowers pursuant to Section 2.06, and (b) purchase participations in New Vehicle Floorplan Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“New Vehicle Floorplan Committed Borrowing” means a borrowing consisting of simultaneous New Vehicle Floorplan Committed Loans of the same Type made by each of the New Vehicle Floorplan Lenders pursuant to Section 2.06.

“New Vehicle Floorplan Committed Loan” has the meaning specified in Section 2.06.

“New Vehicle Floorplan Committed Loan Notice” means a notice of (a) a New Vehicle Floorplan Committed Borrowing, or (b) a conversion of New Vehicle Floorplan Committed Loans from one Type to the other, pursuant to Section 2.07, which, if in writing, shall be substantially in the form of Exhibit A-1.

“New Vehicle Floorplan Facility” means the new vehicle floorplan facility described in Sections 2.06 through 2.10 providing for New Vehicle Floorplan Loans to the New Vehicle Borrowers by the New Vehicle Floorplan Lenders.

“New Vehicle Floorplan Lender” means each Lender that has a New Vehicle Floorplan Commitment or, following termination of the New Vehicle Floorplan Commitments, has New Vehicle Floorplan Loans outstanding.

“New Vehicle Floorplan Loan” means an extension of credit by a New Vehicle Floorplan Lender to a New Vehicle Borrower under Article II in the form of a New Vehicle Floorplan Committed Loan or a New Vehicle Floorplan Swing Line Loan.

“New Vehicle Floorplan Overdraft” has the meaning specified in Section 2.09.

“New Vehicle Floorplan Swing Line” means the revolving credit facility made available by the New Vehicle Floorplan Swing Line Lender pursuant to Section 2.08.

“New Vehicle Floorplan Swing Line Borrowing” means a borrowing of a New Vehicle Floorplan Swing Line Loan pursuant to Section 2.08.

“New Vehicle Swing Line Lender” means Bank of America in its capacity as provider of New Vehicle Floorplan Swing Line Loans, or any successor new vehicle swing line lender hereunder.

“New Vehicle Floorplan Swing Line Loan” has the meaning specified in Section 2.08(a).

“New Vehicle Floorplan Swing Line Loan Notice” means a notice of a New Vehicle Floorplan Swing Line Borrowing pursuant to Section 2.08(b), which, if in writing, shall be substantially in the form of Exhibit B-1(a) in the case of a New Vehicle Floorplan Swing Line Borrowing and Exhibit B-1(b) in the case of a conversion of any New Vehicle Floorplan Swing Line Loan from one Type to the other.

“New Vehicle Floorplan Swing Line Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the Aggregate New Vehicle Floorplan Commitments. The New Vehicle Floorplan Swing Line Sublimit is part of, and not in addition to, the Aggregate New Vehicle Floorplan Commitments.

“Note” means a promissory note made by a Borrower or Borrowers, in favor of a Lender evidencing Loans made by such Lender to such Borrower or Borrowers, as applicable, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or any Related Swap Contract, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Obligors” means, collectively, the purchasers and co-purchasers of the Cornerstone Financed Vehicles.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Out of Balance” means, with respect to a New Vehicle Floorplan Loan, the outstanding balance thereof has not been paid in accordance with Section 2.16(b)(iii).

“Outstanding Amount” means (i) with respect to Revolving Committed Loans and Revolving Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Committed Loans and Revolving Swing Line Loans, as the case may be, occurring on such date; (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts, (iii) with respect to New Vehicle Floorplan Committed Loans and New Vehicle Floorplan Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of New Vehicle Floorplan Commitment Loans and New Vehicle Floorplan Swing Line Loans, as the case may be, occurring on such date and (iv) with respect to

Used Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments of repayments of Used Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Swing Line Loans, as the case may be, occurring on such date.

“Participant” has the meaning specified in Section 10.06(d).

“Payment Commitment” means a written agreement entered into between the New Vehicle Swing Line Lender and a vehicle manufacturer or distributor (and if required pursuant to the terms of the Payment Commitment, the applicable Borrower), providing for advances of the proceeds of New Vehicle Floorplan Swing Line Loans directly by the New Vehicle Swing Line Lender to such manufacturer or distributor in payment for the purchase of New Vehicles by the applicable New Vehicle Borrower.

“Payoff Letter Commitment” means a written agreement entered into between the New Vehicle Swing Line Lender and a financial institution (and if required pursuant to the terms of the Payoff Letter Commitment, the applicable Borrower), which agreement is delivered in connection with the payoff of floorplan financing provided by such financial institution and provides for advances of the proceeds of New Vehicle Floorplan Swing Line Loans directly by the New Vehicle Swing Line Lender to such financial institution in order to pay for or refinance the purchase of New Vehicles by the applicable New Vehicle Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means any Acquisition permitted by Section 7.12.

“Permitted Disposition” means any Disposition permitted by Section 7.05.

“Permitted Silo Indebtedness” means Indebtedness incurred from time to time by the Company or any current or (so long as no Default shall have occurred and be continuing) future Silo Subsidiary or Dual Subsidiary consisting of floorplan financing for New Vehicles (and in the case of Specified BMW Franchises, Used Vehicles) provided by manufacturer-affiliated finance companies to the Company, Silo Subsidiaries or Dual Subsidiaries, provided that (i) such financing applies only to DaimlerChrysler AG, Bayerische Motoren Werke AG, General Motors Corporation and Ford Motor Corporation New Vehicles sold to such Silo Subsidiary or Dual Subsidiary by the respective manufacturer affiliated with said finance company, or in the case of Used Vehicles at Specified BMW Franchises originally sold by BMW of North America, LLC, and that (as contemplated by the intercreditor agreement described in clause (iv) below) are not subject to a first priority security interest in favor of the Administrative Agent, (ii) such Indebtedness is secured solely by a Lien on said Vehicles sold and so financed and the proceeds thereof or one or more cash collateral accounts maintained with (or letters of credit in favor of)

such manufacturer-affiliated finance companies in an aggregate amount consistent with past practice and acceptable to the Administrative Agent in its reasonable discretion, (iii) such Silo Subsidiaries or Dual Subsidiaries, as the case may be, own, and such Vehicles are held as Inventory at, dealerships that are franchisees of DaimlerChrysler AG, BMW of North America, LLC, General Motors Corporation or Ford Motor Corporation and (iv) the Administrative Agent shall have executed with said affiliate finance company an intercreditor agreement, reasonably satisfactory to the Administrative Agent, setting forth the respective rights of each party in the assets of the Company and such dealerships.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Multiemployer Plan, established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means that certain Pledge Agreement dated as of the Closing Date made by the Company and certain Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit K-1 attached hereto, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.14 and as otherwise supplemented, amended, or modified from time to time.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed in the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Related Swap Contract” means all Swap Contracts that are entered into or maintained with a Lender or Affiliate of a Lender that are not prohibited by the express terms of the Loan Documents.

“Rental Vehicle” means a New Vehicle less than two years old owned by a New Vehicle Borrower and purchased directly from a manufacturer as a New Vehicle and that is used as a service loaner vehicle or is periodically subject to a rental contract with customers of the New Vehicle Borrower for loaner or rental periods of up to thirty (30) consecutive days or is used by dealership personnel in connection with parts and service operations.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Revolving Borrowing, or conversion of Revolving Committed Loans, a Revolving Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, (c) with respect to a Revolving Swing Line Loan, or conversion of Revolving Swing Line Loans, a Revolving Swing Line Loan Notice, (d) with respect to a New Vehicle Floorplan Borrowing, or conversion of New Vehicle Floorplan Committed Loan, a New Vehicle Floorplan Committed Loan Notice, (e) with respect to a New Vehicle Floorplan Swing Line Loan, or conversion of New Vehicle Floorplan Swing Line Loans, a New Vehicle Floorplan Swing Line Loan Notice, (f) with respect to a Used Vehicle Floorplan Borrowing, or conversion of Used Vehicle Floorplan Committed Loans, a Used Vehicle Floorplan Committed Loan Notice, and (g) with respect to a Used Vehicle Floorplan Swing Line Loan, or conversion of Used Vehicle Floorplan Swing Line Loans, a Used Vehicle Floorplan Swing Line Loan Notice.

“Required Financial Information” has the meaning specified in the definition of “Restricted Subsidiary”.

“Required Lenders” means, as of any date of determination, Lenders whose Applicable Percentages aggregate more than 50% of the Aggregate Commitments, provided that, if the commitment of each Lender under an Applicable Facility to make Loans or the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or 8.04, the Commitments under such Facility shall be calculated based on the Total Revolving Outstandings, Total New Vehicle Floorplan Outstandings, or Total Used Vehicle Floorplan Outstandings (as the case may be) with respect to such Facility (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that (i) the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (ii) in the event that at the time of such determination any New Vehicle Floorplan Overdraft is outstanding, each of (x) the Aggregate Commitments and the Total New Vehicle Floorplan Outstandings, and (y) the Commitment of or Total New Vehicle Floorplan Outstandings held by the New Vehicle Swing Line Lender (as the case may be), shall be deemed for purposes of this determination to be increased in the amount of such outstanding New Vehicle Floorplan Overdraft.

“Required New Vehicle Floorplan Lenders” means, as of any date of determination, New Vehicle Floorplan Lenders having more than 50% of the Aggregate New Vehicle Floorplan Commitments or, if the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans has been terminated pursuant to Section 8.04, New Vehicle Floorplan Lenders holding in the aggregate more than 50% of the Total New Vehicle Floorplan Outstandings (with the aggregate amount of each New Vehicle Floorplan Lender’s risk participation and funded participation in New Vehicle Floorplan Swing Line Loans being deemed “held” by such New Vehicle Floorplan Lender for purposes of this definition); provided that the New Vehicle Floorplan Commitment of, and the portion of the Total New Vehicle Floorplan Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required New Vehicle Floorplan Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders having more than 50% of the Aggregate Revolving Commitments or, if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Revolving Lenders holding in the aggregate more than 50% of the Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Revolving Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition); provided that the Revolving Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Reserve Commitment” has the meaning specified in Section 2.05.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or assistant treasurer (or in the case of Sonic Financial, a vice president) of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of the Company or any Subsidiary.

“Restricted Subsidiary” means each direct or indirect Subsidiary of the Company that (i) has total assets (including Equity Interests in other Persons) of equal to or greater than $2500 (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated based on the Audited Financial Statements) (the “Required Financial Information”)), or (ii) has revenues (on a consolidated basis with its Subsidiaries) equal to or greater than $2500 for a period of four consecutive fiscal quarters (calculated for the most recent four fiscal quarter period for which the Administrative Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term “Restricted Subsidiaries” shall also include any Subsidiaries designated as “Restricted Subsidiaries” pursuant to the definition of “Unrestricted Subsidiaries”.

“Retail Contracts” means the chattel paper purchased by Cornerstone from the Affiliated Dealers consisting of retail installment sale contracts for Vehicles and any amendments, modifications or supplements to any such chattel paper, and any documents and customer files pertaining thereto, and all monies paid thereon and due thereunder, which contracts the Administrative Agent in its sole discretion elects to make advances on (such election to be based on criteria established by Administrative Agent, in its sole discretion, from time to time).

“Revolving Advance Limit” means, as of any date of a Revolving Borrowing or other date of determination, calculated as of the most recent date for which a Revolving Borrowing Base Certificate has been delivered pursuant to the terms hereof, an amount equal to the lesser of (i) the Aggregate Revolving Commitments and (ii) the Revolving Borrowing Base minus, in each case, the amount of the Reserve Commitment, if any, in existence at the time of determination.

“Revolving Borrowing” means a Revolving Committed Borrowing or a Revolving Swing Line Borrowing, as the context may require.

“Revolving Borrowing Base” means as of any date of calculation, the lesser of (1) Aggregate Revolving Commitments and (2) the sum of:

(A) the sum of (i) 80% of the Net Book Value of Eligible Accounts which constitute factory receivables, net of holdback, (ii) 80% of the Net Book Value of Eligible Accounts which constitute current finance receivables, (iii) 75% of the Net Book Value of Eligible Accounts which constitute receivables for parts and services (after netting any amounts payable in connection with such parts and services), (iv) 65% of the Net Book Value of Eligible Inventory which constitutes parts and accessories, (v) 45% of the Net Book Value of Eligible Equipment, and (vi) the lesser of (I) $25,000,000 and (II) 50% of the amount of the Finance Receivables Portfolio of Cornerstone Acceptance Corporation,

plus (B) 50% of the fair market value (determined using the average daily share price for the five (5) Business Days immediately preceding the date of calculation) of the 5,000,000 shares of common stock of Speedway Motorsports, Inc. that are pledged as Collateral under the Sonic Financial Pledge Agreement, and plus (C) 75% times Historical Consolidated EBITDA, for the four quarters of the Company most recently ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b) (provided, however, that if the sum of (A) plus (B) is less than 60% of the Aggregate Revolving Commitments, the amount included in the Revolving Borrowing Base pursuant to this clause (C) shall not exceed the sum of (A) plus (B) multiplied by 0.667).

“Revolving Borrowing Base Certificate” means a certificate by a Responsible Officer of the Company, substantially in the form of Exhibit L-1 (or another form acceptable to the Administrative Agent) setting forth the calculation of the Revolving Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of the Revolving Borrowing Base in connection with the preparation of any Revolving Borrowing Base Certificate shall originally be made by the Company and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Committed Loans to the Company pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Revolving Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Committed Borrowing” means a borrowing consisting of simultaneous Revolving Committed Loans of the same Type made by each of the Revolving Lenders pursuant to Section 2.01.

“Revolving Committed Loan” has the meaning specified in Section 2.01.

“Revolving Committed Loan Notice” means a notice of (a) a Revolving Borrowing or (b) a conversion of Revolving Committed Loans from one Type to the other, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-2.

“Revolving Credit Facility” means the revolving credit facility described in Sections 2.01 through 2.05 providing for Revolving Loans to the Company by the Revolving Lenders.

“Revolving Default” means any event or condition that constitutes a Revolving Event of Default or that, with the giving of any notice, the passage of time, or both, would be a Revolving Event of Default.

“Revolving Event of Default” has the meaning specified in Section 8.01.

“Revolving Facility Liquidity Amount” means, as of any date of determination, the lesser of:

(a) the difference of the Revolving Advance Limit minus Total Revolving Outstandings, and

(b) the largest principal amount of Revolving Committed Loans that may then be borrowed under the Revolving Credit Facility without resulting in an Event of Default under Section 7.11(c) (on a pro forma basis as of the last day of the most recent fiscal quarter for which a Compliance Certificate was delivered or required to be delivered), after giving pro forma effect to such Revolving Committed Loans.

“Revolving Lender” means each Lender that has a Revolving Commitment or, following termination of the Revolving Commitments, has Revolving Loans outstanding.

“Revolving Loan” means an extension of credit by a Revolving Lender to the Company under Article II in the form of a Revolving Committed Loan or a Revolving Swing Line Loan.

“Revolving Swing Line” means the revolving credit facility made available by the Revolving Swing Line Lender pursuant to Section 2.04.

“Revolving Swing Line Borrowing” means a borrowing of a Revolving Swing Line Loan pursuant to Section 2.04.

“Revolving Swing Line Lender” means Bank of America in its capacity as provider of Revolving Swing Line Loans, or any successor revolving swing line lender hereunder.

“Revolving Swing Line Loan” has the meaning specified in Section 2.04(a).

“Revolving Swing Line Loan Notice” means a notice of a Revolving Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B-2.

“Revolving Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Revolving Commitments. The Revolving Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, with respect to each of the Security Instruments, the Administrative Agent, the Lenders, and each Affiliate of any Lender, which Affiliate is party to a Related Swap Contract.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means that certain Security Agreement dated as of the Closing Date made by the Company and each other Loan Party (except Sonic Financial) in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit N attached hereto, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.14, and as otherwise supplemented, amended, or modified from time to time.

“Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, the Pledge Agreement, the Escrow and Security Agreement, the Sonic Financial Pledge Agreement, any Joinder Agreement, any Landlord Waiver, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Company, any other Loan Party, or any other Person shall grant or convey to the Administrative Agent, for the benefit of the Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, any other obligation under any Loan Document and any obligation or liability arising under any Related Swap Contract.

“Side Letter Agreement” means that certain Side Letter Agreement dated as of the Closing Date by and between the Company and the Administrative Agent.

“Silo Subsidiaries” means, those Subsidiaries (other than Dual Subsidiaries) from time to time obligated pursuant to Permitted Silo Indebtedness as permitted pursuant to the terms of this Agreement, which such Subsidiaries as of the Closing Date are set forth on Schedule 1.01B. The Company may designate other Subsidiaries as Silo Subsidiaries from time to time in accordance with Section 7.18.

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations; and

(b) it is then able and expects to be able to pay its debts as they mature; and

(c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Sonic Financial” means Sonic Financial Corporation, a North Carolina corporation.

“Sonic Financial Pledge Agreement” means that certain Pledge Agreement dated as of the Closing Date made by Sonic Financial in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit J attached hereto, as supplemented, amended, or modified from time to time.

“Specified BMW Franchise” means (a) any Silo Subsidiary that operates a BMW of North America, LLC franchise or (b) any BMW of North America, LLC franchise operated by a Dual Subsidiary.

“Specified Franchise” means a franchise for the sale of New Vehicles from DaimlerChrysler AG, BMW of North America, LLC, General Motors Corporation or Ford Motor Corporation.

“Subordinated Indebtedness” means unsecured subordinated Indebtedness of the Company (which may be guaranteed by the Subsidiaries of the Company on an unsecured basis) provided, such Indebtedness (a) is subordinated to payment of the Obligations on terms that are, in the aggregate, no less favorable to the Lenders and the other Secured Parties in any material respect than the subordination provisions contained in the Subordinated Indenture Indebtedness, (b) does not have a maturity earlier than the Maturity Date, and (c) has terms that are no more restrictive than the terms of the Loan Documents, and further provided, after giving effect to the issuance of such Indebtedness, no Event of Default shall have occurred and be continuing or would occur as a result thereof.

“Subordinated Indenture Indebtedness” means, collectively or individually, as the context may require, Indebtedness of the Company or any of its Subsidiaries incurred or outstanding under any of the 2002 Indenture, the 2003 Indenture, the 2002 Indenture Notes or the 2003 Indenture Notes.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company and shall include, without limitation, the Unrestricted Subsidiaries.

“Subsidiary Guarantors” means, collectively, all Restricted Subsidiaries executing a Subsidiary Guaranty on the Closing Date and all other Subsidiaries that enter into a Joinder Agreement.

“Subsidiary Guaranty” means the Subsidiary Guaranty Agreement made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G as supplemented from time to time by execution and delivery of Joinder Agreements pursuant to Section 6.14 and as otherwise supplemented, amended, or modified from time to time.

“Super-Majority New Vehicle Floorplan Lenders” means, as of any date of determination, New Vehicle Floorplan Lenders having more than 80% of the Aggregate New Vehicle Floorplan Commitments or, if the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans has been terminated pursuant to Section 8.04, New Vehicle Floorplan Lenders holding in the aggregate more than 80% of the Total New Vehicle Floorplan Outstandings (with the aggregate amount of each New Vehicle Floorplan Lender’s risk participation and funded participation in New Vehicle Floorplan Swing Line Loans being deemed “held” by such New Vehicle Floorplan Lender for purposes of this definition); provided that the New Vehicle Floorplan Commitment of, and the portion of the Total New Vehicle Floorplan Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Super-Majority New Vehicle Floorplan Lenders.

“Super-Majority Used Vehicle Floorplan Lenders” means, as of any date of determination, Used Vehicle Floorplan Lenders having more than 80% of the Aggregate Used Vehicle Floorplan Commitments or, if the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans has been terminated pursuant to Section 8.04, Used Vehicle Floorplan Lenders holding in the aggregate more than 80% of the Total Used Vehicle Floorplan Outstandings (with the aggregate amount of each Used Vehicle Floorplan Lender’s risk participation and funded participation in Used Vehicle Floorplan Swing Line Loans being deemed “held” by such Used Vehicle Floorplan Lender for purposes of this definition); provided that the Used Vehicle Floorplan Commitment of, and the portion of the Total Used Vehicle Floorplan Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Super-Majority Used Vehicle Floorplan Lenders.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $10,000,000.

“Total New Vehicle Floorplan Outstandings” means the aggregate Outstanding Amount of all New Vehicle Floorplan Loans.

“Total Outstandings” means the aggregate of the Total Revolving Outstandings, Total New Vehicle Floorplan Outstandings and Total Used Vehicle Floorplan Outstandings.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

“Total Used Vehicle Floorplan Outstandings” means the aggregate Outstanding Amount of all Used Vehicle Floorplan Loans.

“2002 Subordinated Indenture” means the Subordinated Indenture dated as of May 7, 2002 between the Company, the guarantors set forth therein and U.S. Bank National

Association, as Trustee, as supplemented by the First Supplemental Indenture dated as of May 7, 2002 among the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee and the Second Supplemental Indenture dated as of November 23, 2005 among the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee.

“2002 Subordinated Indenture Notes” means (i) the 5.25% Convertible Senior Subordinated Notes due May 7, 2009 issued by the Company in an initial aggregate principal amount of $149,500,000; and (ii) the 4.25% Convertible Senior Subordinated Notes due November 30, 2015 in an initial aggregate principal amount of $160,000,000 issued under the 2002 Indenture.

“2003 Subordinated Indenture” means the Indenture dated as of August 12, 2003 between the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee.

“2003 Subordinated Indenture Notes” means (i) the 8.625% Senior Notes due 2013 issued by the Company in (i) an initial aggregate principal amount of $200,000,000 and (ii) an additional principal amount of $75,000,000, in each case issued under the 2003 Indenture.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code then in effect in the state of North Carolina or, if the context so indicates, another applicable jurisdiction.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiaries” means all Subsidiaries of the Company other than the Restricted Subsidiaries; provided that in no event shall the Unrestricted Subsidiaries as a whole have more than $100,000 in total assets or more than $100,000 in total revenues for a period of four consecutive fiscal quarters (in each case) calculated as of the most recent four fiscal quarter period for which the Administrative Agent has received the Required Financial Information; and if either such threshold is exceeded, the Company shall immediately designate one or more such Subsidiaries to be “Restricted Subsidiaries” and deliver to the Administrative Agent all documents specified in Section 6.14 for such Subsidiaries, so that after giving effect to such designation, the remaining Unrestricted Subsidiaries shall satisfy such requirements.

“Used Vehicle” means a Vehicle other than a New Vehicle.

“Used Vehicle Borrowing Base” means, as of any date of calculation, 75% of the Net Book Value of Eligible Used Vehicle Inventory.

“Used Vehicle Borrowing Base Certificate” means a certificate by a Responsible Officer of the Company, substantially in the form of Exhibit L-2 (or another form acceptable to the Administrative Agent) setting forth the calculation of the Used Vehicle Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of the Used Vehicle Borrowing Base in connection with the preparation of any Used Vehicle Borrowing Base Certificate shall originally be made by the Company and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement.

“Used Vehicle Floorplan Borrowing” means a Used Vehicle Floorplan Committed Borrowing or a Used Vehicle Floorplan Swing Line Borrowing, as the context may require.

“Used Vehicle Floorplan Commitment” means, as to each Lender, its obligation to (a) make Used Vehicle Floorplan Committed Loans to the Company pursuant to Section 2.11, and (b) purchase participations in Used Vehicle Floorplan Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Used Vehicle Floorplan Committed Borrowing” means a borrowing consisting of simultaneous Used Vehicle Floorplan Committed Loans of the same Type made by each of the Used Vehicle Floorplan Lenders pursuant to Section 2.11.

“Used Vehicle Floorplan Committed Loan” has the meaning specified in Section 2.11.

“Used Vehicle Floorplan Committed Loan Notice” means a notice of (a) a Used Vehicle Floorplan Committed Borrowing, or (b) a conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, pursuant to Section 2.12(a), which, if in writing, shall be substantially in the form of Exhibit A-3.

“Used Vehicle Floorplan Facility” means the used vehicle floorplan facility described in Sections 2.11 through 2.13 providing for Used Vehicle Floorplan Loans to the Company by the Used Vehicle Floorplan Lenders.

“Used Vehicle Floorplan Loan” means an extension of credit by a Used Vehicle Floorplan Lender to the Company under Article II in the form of a Used Vehicle Floorplan Committed Loan or a Used Vehicle Floorplan Swing Line Loan.

“Used Vehicle Floorplan Lender” means each Lender that has a Used Vehicle Floorplan Commitment or, following termination of the Used Vehicle Floorplan Commitments, has Used Vehicle Floorplan Loans outstanding.

“Used Vehicle Floorplan Swing Line” means the revolving credit facility made available by the Used Vehicle Floorplan Swing Line Lender pursuant to Section 2.13.

“Used Vehicle Floorplan Swing Line Borrowing” means a borrowing of a Used Vehicle Floorplan Swing Line Loan pursuant to Section 2.13.

“Used Vehicle Swing Line Lender” means Bank of America in its capacity as provider of Used Vehicle Floorplan Swing Line Loans, or any successor used vehicle swing line lender hereunder.

“Used Vehicle Floorplan Swing Line Loan” has the meaning specified in Section 2.13(a).

“Used Vehicle Floorplan Swing Line Loan Notice” means a notice of a Used Vehicle Floorplan Swing Line Borrowing pursuant to Section 2.13(b), which, if in writing, shall be substantially in the form of Exhibit B-3.

“Used Vehicle Floorplan Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Used Vehicle Floorplan Commitments. The Used Vehicle Floorplan Swing Line Sublimit is part of, and not in addition to, the Aggregate Used Vehicle Floorplan Commitments.

“Vehicle” means an automobile or truck with a gross vehicle weight of less than 16,000 pounds which satisfies the following requirements: (a) the vehicle is owned by a Grantor free of any title defects or any liens or interests of others except the security interest in favor of the Administrative Agent for the benefit of the Secured Parties and other Liens to which the Administrative Agent consents in writing in its sole discretion; (b) except as set forth in Section 6.13, the vehicle is located at one of the locations identified in Schedule 6.13; and (c) the vehicle is held for sale in the ordinary course of a Grantor’s business and is of good and merchantable quality.

“Vehicle Title Documentation” has the meaning specified in Section 6.05.

“Within Line Limitation” means,

(a) with respect to any New Vehicle Borrower, any dealer location and any specific vehicle manufacturer or distributor, as applicable, limitations on the amount of New Vehicle Floorplan Loans that may be advanced to such manufacturer or distributor with respect to New Vehicles purchased or to be purchased by such New Vehicle Borrower for such dealer location, or

(b) with respect to any New Vehicle Borrower, any dealer location and any specific vehicle manufacturer or distributor, as applicable, and Demonstrators, Rental Vehicles and Fleet Vehicles, limitations on the amount of New Vehicle Floorplan Loans that may be advanced to such manufacturer or distributor with respect to Demonstrators, Rental Vehicles and Fleet Vehicles purchased or to be purchased by such New Vehicle Borrower for such dealer location, which limitations (in each case) are agreed to from time to time by the New Vehicle Swing Line Lender and such distributor or manufacturer from time to time.

“Voting Securities” means Equity Interests, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right to vote has been suspended by the happening of such contingency.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

(d) Calculation of Consolidated EBITDA. Consolidated EBITDA shall be calculated for any period by including the actual amount for such period, including the Consolidated EBITDA attributable to Permitted Acquisitions occurring during such period and (to the extent otherwise included in net income from continuing operations) excluding the Consolidated EBITDA attributable to Permitted Dispositions of assets occurring during such period on a pro forma basis for the period from the first day of the applicable period through the date of the closing of each Permitted Acquisition or Permitted Disposition, utilizing (a) where available or required pursuant to the terms of this Agreement, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Company’s reasonable judgment or (b) unaudited financial statements (where no audited or reviewed financial statements are required pursuant to the terms of this Agreement) reviewed internally by the Company, broken down in the Company’s reasonable judgment; provided, however, that any such pro forma adjustment of Consolidated EBITDA shall not result in an increase of more than 10% of Consolidated EBITDA prior to such adjustment, unless the Company provides to the Administrative Agent (y) the supporting calculations for such adjustment and (z) such other information as the Administrative Agent may reasonably request to determine the accuracy of such calculations.

(e) Calculation of Consolidated EBITDAR. Consolidated EBITDAR shall be calculated for any period by including the actual amount for such period, including the Consolidated EBITDAR attributable to Permitted Acquisitions occurring during such period and (to the extent otherwise included in net income from continuing operations) excluding the Consolidated EBITDA attributable to Permitted Dispositions of assets occurring during such period on a pro forma basis for the period from the first day of the applicable period through the date of the closing of each Permitted Acquisition or Permitted Disposition, utilizing (a) where available or required pursuant to the terms of this Agreement, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the

Company’s reasonable judgment or (b) unaudited financial statements (where no audited or reviewed financial statements are required pursuant to the terms of this Agreement) reviewed internally by the Company, broken down in the Company’s reasonable judgment; provided, however, that any such pro forma adjustment of Consolidated EBITDAR shall not result in an increase of more than 10% of Consolidated EBITDAR prior to such adjustment, unless the Company provides to the Administrative Agent (y) the supporting calculations for such adjustment and (z) such other information as the Administrative Agent may reasonably request to determine the accuracy of such calculations.

1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Revolving Committed Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Committed Loan”) to the Company from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Revolving Outstandings shall not exceed the Revolving Advance Limit, and (iii) the aggregate Outstanding Amount of the Revolving Committed Loans of any Revolving Lender, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all Revolving Swing Line Loans shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.14, and reborrow under this Section 2.01. Revolving Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Revolving Committed Loans.

(a) Each Revolving Committed Borrowing and each conversion of Revolving Committed Loans from one Type to the other, shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any Revolving Borrowing of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or of any conversion of Base Rate Committed Loans to Eurodollar Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Revolving Committed Borrowing, a conversion of Revolving Committed Loans from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Committed Loans to be borrowed or converted, and (iv) the Type of Revolving Committed Loans to be borrowed or to which existing Revolving Committed Loans are to be converted. If the Company fails to provide a timely Revolving Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Revolving Committed Loan in a Revolving Committed Loan Notice, then the applicable Revolving Committed Loans shall, subject to Article III, be made as, or converted to, Eurodollar Rate Loans.

(b) Following receipt of a Revolving Committed Loan Notice, the Administrative Agent shall promptly notify each Revolving Lender of the amount of its Applicable Revolving Percentage of the applicable Revolving Committed Loans. Each Lender shall make the amount of its Revolving Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Revolving Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is an initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent by crediting the account of the Company on the books of Bank of America with the amount of such funds; provided, however, that if, on the date the Revolving Committed Loan Notice with respect to such Borrowing is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Company as provided above.

(c) The Administrative Agent shall promptly notify the Company and the Revolving Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Revolving Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Aggregate Commitments, (x) the Total Revolving Outstandings shall not exceed the Revolving Advance Limit, (y) the aggregate Outstanding Amount of the Revolving Committed Loans of any Revolving Lender, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all Revolving Swing Line Loans shall not exceed such Lender’s Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

(C) such Letter of Credit is to be denominated in a currency other than Dollars;

(D) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(E) a default of any Revolving Lender’s obligations to fund under Section 2.03(c) exists or any Revolving Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Company or such Revolving Lender to eliminate the L/C Issuer’s risk with respect to such Revolving Lender.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least ten Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.

(iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”);

provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is ten Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Lender funds its Revolving Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Lender’s obligation to make Revolving Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Revolving Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such

Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Revolving Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company, any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company, any Borrower or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Revolving Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.14 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.14 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit

(i) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears, (ii) due and payable on the Automatic Debit Date after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (iii) automatically debited from a deposit account maintained by the Company with Bank of America (provided that if there are not sufficient funds in such account to pay such Letter of Credit Fees, then the Company shall pay such fees in cash when due). If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the

Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Bank of America Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fee shall be (i) due and payable on the Automatic Debit Date after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) may be automatically debited from a deposit account maintained by the Company with Bank of America (provided that if there are not sufficient funds in such account to pay such fronting fees, then the Company shall pay such fees in cash when due). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Company shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Revolving Swing Line Loans.

(a) The Revolving Swing Line. Subject to the terms and conditions set forth herein, the Revolving Swing Line Lender agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.04, to make loans (each such loan, a “Revolving Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Revolving Swing Line Sublimit, notwithstanding the fact that such Revolving Swing Line Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Committed Loans and L/C Obligations of the Revolving Lender acting as Revolving Swing Line Lender, may exceed the amount of such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Revolving Outstandings shall not exceed the Revolving Advance Limit, and (iii) the aggregate Outstanding Amount of the Revolving Committed Loans of any Revolving Lender, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all Revolving Swing Line Loans shall not exceed such Lender’s Revolving Commitment, and provided, further, that the Company shall not use the proceeds of any Revolving Swing Line Loan to refinance any outstanding Revolving Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company, may borrow under this Section 2.04, prepay under Section 2.14, and reborrow under this Section 2.04. Each Revolving Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan. Immediately upon the making of a Revolving Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Revolving Swing Line Lender a risk participation in such Revolving Swing Line Loan in an amount equal to the product of such Lender’s Applicable Revolving Percentage times the amount of such Revolving Swing Line Loan.

(b) Borrowing Procedures. Each Revolving Swing Line Borrowing and each conversion of Revolving Swing Line Loans from one type to the other shall be made upon the Company’s irrevocable notice to the Revolving Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Revolving Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date or date of conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and in each case shall specify (i) the amount to be borrowed, (ii) the requested borrowing date, which shall be a Business Day and (iii) the Type of Revolving Swing Line Loan to be borrowed or to which existing Revolving Swing Line Loans are to be converted. Each such telephonic notice must be confirmed promptly by delivery to the Revolving Swing Line Lender and the Administrative Agent of a written Revolving Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Revolving Swing Line Lender of any telephonic Revolving Swing Line Loan Notice, the Revolving Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Revolving Swing Line Loan Notice and, if not, the Revolving Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Revolving Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Revolving Swing Line Borrowing (A) directing the Revolving Swing Line Lender not to make such Revolving Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Revolving Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Revolving Swing Line Loan Notice, make the amount of its Revolving Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Revolving Swing Line Lender in immediately available funds. If the Company fails to provide a timely Revolving Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Revolving Swing Line Loan in a Revolving Swing Line Loan Notice, then the applicable Revolving Swing Line Loan shall, subject to Article III, be made as a Eurodollar Rate Loan.

In order to facilitate the borrowing of Revolving Swing Line Loans, the Company and the Revolving Swing Line Lender may mutually agree, and are hereby authorized to, enter into an Autoborrow Agreement providing for the automatic advance by the Revolving Swing Line Lender of Revolving Swing Line Loans under the conditions set forth in such agreement and without the necessity for any notice by the Company otherwise required by this subsection (b).

(c) Refinancing of Revolving Swing Line Loans.

(i) The Revolving Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Revolving Swing Line Lender to so request on its behalf), that each Revolving Lender make a Eurodollar Rate Committed Loan in an amount equal to such Revolving Lender’s Applicable Revolving Percentage of the amount of Revolving Swing Line Loans then outstanding; provided that the Revolving Swing Line Lender intends to request each Revolving Lender to make such Eurodollar Rate Committed Loans no less frequently than twice in any given calendar month and no more frequently than once in any given calendar week. Such request shall be made in writing (which written request shall be deemed to be a Revolving Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02. The Revolving Swing Line Lender shall furnish the Company with a copy of the applicable Revolving Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Revolving Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Revolving Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Revolving Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Revolving Swing Line Lender.

(ii) If for any reason any Revolving Swing Line Loan cannot be refinanced by such a Revolving Committed Borrowing in accordance with Section 2.04(c)(i), the request for Eurodollar Rate Revolving Committed Loans submitted by the Revolving Swing Line Lender as set forth herein shall be deemed to be a request by the Revolving Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Revolving Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Revolving Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Revolving Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Revolving Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the

Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Revolving Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Revolving Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Revolving Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Committed Loans or to purchase and fund risk participations in Revolving Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Revolving Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Revolving Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a risk participation in a Revolving Swing Line Loan, if the Revolving Swing Line Lender receives any payment on account of such Revolving Swing Line Loan, the Revolving Swing Line Lender will distribute to such Revolving Lender its Applicable Revolving Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Revolving Swing Line Lender.

(ii) If any payment received by the Revolving Swing Line Lender in respect of principal or interest on any Revolving Swing Line Loan is required to be returned by the Revolving Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Revolving Swing Line Lender in its discretion), each Revolving Lender shall pay to the Revolving Swing Line Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Revolving Swing Line Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Revolving Swing Line Lender. The Revolving Swing Line Lender shall be responsible for invoicing the Company for interest on the Revolving Swing Line Loans. Until each Revolving Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Revolving Swing Line Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Revolving Swing Line Lender.

(f) Payments Directly to Revolving Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Revolving Swing Line Lender.

2.05 Reserve Commitment; Suspension of Revolving Loans. Notwithstanding the foregoing provisions of this Article II, in the event that on any day the aggregate outstanding principal amount of all (a) New Vehicle Floorplan Committed Loans, plus (b) New Vehicle Floorplan Swing Line Loans, plus (c) requests for New Vehicle Floorplan Borrowings pursuant to Sections 2.07(a) and 2.08(a) exceeds ninety-five percent (95%) of the Aggregate New Vehicle Floorplan Commitments as of such date (the “Reserve Condition”), then (i) a portion of the Aggregate Revolving Commitments (the “Reserve Commitment”) in an amount equal to the lesser of (A) Ten Million and No/100 Dollars ($10,000,000.00) and (B) the entire remaining unused portion of the Aggregate Revolving Commitments as of such date, shall be reserved and shall no longer be available for funding Revolving Loans but shall be available under Section 2.09(b)(iii), and (ii) no further Revolving Borrowings (after giving effect to the Reserve Commitment in clause (i) hereof) shall be available to the Company so long as the Reserve Commitment is less than $10,000,000, in each case until the first Business Day on which such Reserve Condition no longer exists.

2.06 New Vehicle Floorplan Committed Loans. Subject to the terms and conditions set forth herein, each New Vehicle Floorplan Lender severally agrees to make loans (each such loan, a “New Vehicle Floorplan Committed Loan”) to the New Vehicle Borrowers, jointly or severally, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s New Vehicle Floorplan Commitment; provided, however, that after giving effect to any New Vehicle Floorplan Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total New Vehicle Floorplan Outstandings shall not exceed the Aggregate New Vehicle Floorplan Commitments, (iii) the aggregate Outstanding Amount of the New Vehicle Floorplan Committed Loans of any New Vehicle Floorplan Lender, plus such Lender’s Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s New Vehicle Floorplan Commitment, and (iv) on a per New Vehicle basis, such Loan shall not exceed 100% of the original invoice price (including freight charges) of each New Vehicle financed, provided, further, that the proceeds of New Vehicle Floorplan Committed Loans shall only be used to pay the purchase price of New Vehicles (including the refinancing of New Vehicle Floorplan Swing Line Loans or other New Vehicle Floorplan Loans utilized for such purpose). Within the limits of each New Vehicle Floorplan Lender’s New Vehicle Floorplan Commitment, and subject to the other terms and conditions hereof, the New Vehicle Borrowers may borrow under this Section 2.06, prepay under Section 2.14, and reborrow under this Section 2.06. New Vehicle Floorplan Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.07 Borrowings, Conversions and Continuations of New Vehicle Floorplan Committed Loans.

(a) Each New Vehicle Floorplan Committed Borrowing and each conversion of New Vehicle Floorplan Committed Loans from one Type to the other shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any New Vehicle Floorplan Borrowing of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or of any conversion of Base Rate Committed Loans to Eurodollar Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.07(a) must be confirmed promptly by delivery to the Administrative Agent of a written New Vehicle Floorplan Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each New Vehicle Floorplan Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a New Vehicle Floorplan Committed Borrowing, a conversion of New Vehicle Floorplan Committed Loans from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of New Vehicle Floorplan Committed Loans to be borrowed or converted, (iv) the Type of New Vehicle Floorplan Committed Loans to be borrowed or to which existing New Vehicle Floorplan Committed Loans are to be converted, (v) the applicable New Vehicle Borrower, and (vi) (in the case of a Committed Borrowing) the make, model, and vehicle identification number of each New Vehicle to be financed thereby. If the Company fails to provide a timely New Vehicle Floorplan Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall continue as Eurodollar Rate Loans. If the Company fails to specify a Type of New Vehicle Floorplan Committed Loan in a New Vehicle Floorplan Committed Loan Notice then the applicable New Vehicle Floorplan Committed Loans shall be made as, or converted to, Eurodollar Rate Loans.

(b) Following receipt of a New Vehicle Floorplan Committed Loan Notice, the Administrative Agent shall promptly notify each New Vehicle Floorplan Lender of the amount of its Applicable New Vehicle Floorplan Percentage of the applicable New Vehicle Floorplan Committed Loans. Each such Lender shall make the amount of its New Vehicle Floorplan Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable New Vehicle Floorplan Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is an initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or other applicable New Vehicle Borrower in like funds as received by the Administrative Agent by crediting the account of such Borrower on the books of Bank of America with the amount of such funds.

(c) The Administrative Agent shall promptly notify the Company and the New Vehicle Floorplan Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the New Vehicle Floorplan Lenders of any

change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

2.08 New Vehicle Floorplan Swing Line Loan.

(a) The New Vehicle Floorplan Swing Line. Subject to the terms and conditions set forth herein, the New Vehicle Swing Line Lender agrees, in reliance upon the agreements of the other New Vehicle Floorplan Lenders set forth in this Section 2.08, to make loans (each such loan, a “New Vehicle Floorplan Swing Line Loan”) to the New Vehicle Borrowers, jointly and severally, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the New Vehicle Floorplan Swing Line Sublimit, notwithstanding the fact that such New Vehicle Floorplan Swing Line Loans, when aggregated with the Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of New Vehicle Floorplan Committed Loans of the Lender acting as New Vehicle Swing Line Lender, may exceed the amount of such Lender’s New Vehicle Floorplan Commitment; provided, however, that after giving effect to any New Vehicle Floorplan Swing Line Loan, (i) subject to Section 2.09, the Total Outstandings shall not exceed the Aggregate Commitments, (ii) subject to Section 2.09, the Total New Vehicle Floorplan Outstandings shall not exceed the Aggregate New Vehicle Floorplan Commitments, (iii) subject to Section 2.09, the aggregate Outstanding Amount of the New Vehicle Floorplan Committed Loans of any New Vehicle Floorplan Lender, plus such Lender’s Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s New Vehicle Floorplan Commitment, and (iv) such Loan, together with the aggregate Outstanding Amount of all other New Vehicle Floorplan Swing Line Loans made on or prior to such date shall not exceed any applicable Within Line Limitation unless otherwise consented to by the New Vehicle Swing Line Lender in its sole discretion; and provided, further, that the proceeds of New Vehicle Floorplan Swing Line Loans shall only be used (x) to honor New Vehicle Floorplan drafts presented by the applicable vehicle manufacturer or distributor to the New Vehicle Swing Line Lender pursuant to Payment Commitments, (y) to honor New Vehicle Floorplan drafts presented by the applicable financial institution to the New Vehicle Swing Line Lender pursuant to Payoff Letter Commitments or (z) otherwise to pay the purchase price of New Vehicles. Within the foregoing limits, and subject to the other terms and conditions hereof, the New Vehicle Borrowers, may borrow under this Section 2.08, prepay under Section 2.14, and reborrow under this Section 2.08. Each New Vehicle Floorplan Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan. Except as otherwise provided with respect to New Vehicle Floorplan Overdrafts, immediately upon the making of a New Vehicle Floorplan Swing Line Loan, each New Vehicle Floorplan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the New Vehicle Floorplan Swing Line Lender a risk participation in such New Vehicle Floorplan Swing Line Loan in an amount equal to the product of such Lender’s Applicable New Vehicle Floorplan Percentage times the amount of such New Vehicle Floorplan Swing Line Loan.

(b) Payment Commitments and Payoff Letter Commitments.

(i) The New Vehicle Swing Line Lender is authorized to make New Vehicle Floorplan Swing Line Loans for the account of the New Vehicle Borrowers directly to certain individual manufacturers or distributors that provide New Vehicles to the New

Vehicle Borrowers, in accordance with the terms and conditions of the respective Payment Commitment agreed to between the New Vehicle Swing Line Lender and each such manufacturer or distributor, and without any further notice as otherwise required in this Section. Each New Vehicle Swing Line Loan made pursuant to a Payment Commitment shall be a Eurodollar Rate Loan at the time of such Borrowing, but may be converted to a Base Rate Loan in accordance with the terms of this Agreement. The New Vehicle Borrowers shall be and remain jointly and severally liable to the New Vehicle Swing Line Lender, or the New Vehicle Floorplan Lenders, as applicable, for all payments made to a manufacturer or distributor pursuant to a Payment Commitment.

(ii) The New Vehicle Swing Line Lender is authorized to make New Vehicle Floorplan Swing Line Loans for the account of the New Vehicle Borrowers directly to certain individual financial institutions that financed New Vehicles for the New Vehicle Borrowers, in accordance with the terms and conditions of the respective Payoff Letter Commitment agreed to between the New Vehicle Swing Line Lender and each such financial institution, and without any further notice as otherwise required in this Section. Each New Vehicle Swing Line Loan made pursuant to a Payoff Letter Commitment shall be a Eurodollar Rate Loan at the time of such Borrowing, but may be converted to a Base Rate Loan in accordance with the terms of this Agreement. The New Vehicle Borrowers shall be and remain jointly and severally liable to the New Vehicle Swing Line Lender, or the New Vehicle Floorplan Lenders, as applicable, for all payments made to a financial institution pursuant to a Payoff Letter Commitment.

(c) Borrowing Procedures. Each New Vehicle Floorplan Swing Line Borrowing and each conversion of New Vehicle Floorplan Swing Line Loans from one Type to the other shall be made pursuant to (i) a Payment Commitment, (ii) a Payoff Letter Commitment, (iii) upon the Company’s irrevocable notice to the New Vehicle Floorplan Swing Line Lender by delivery of a written New Vehicle Swing Line Loan Notice, appropriately completed and signed (in the case of a Borrowing) by an authorized representative of the applicable New Vehicle Borrower and (in the case of a conversion) by a Responsible Officer, or (iv) in the case of a dealer trade, pursuant to the Floorplan On-line System in accordance with practices agreed to from time to time between the New Vehicle Swing Line Lender and the applicable New Vehicle Borrower. Each such notice from the Company must be received by the New Vehicle Floorplan Swing Line Lender not later than 1:00 p.m. on the Business Day of the requested borrowing date or date of conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and in each case shall specify (i) the amount to be borrowed, (ii) the requested borrowing date, which shall be a Business Day, (iii) the Type of New Vehicle Floorplan Swing Line Loan to be borrowed or to which existing New Vehicle Floorplan Swing Line Loans are to be converted, (iv) the applicable New Vehicle Borrower and (v) the applicable New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)). The New Vehicle Floorplan Swing Line Lender will, not later than 6:00 p.m. on the borrowing date specified in such New Vehicle Floorplan Swing Line Loan Notice, make the amount of its New Vehicle Floorplan Swing Line Loan available directly to the manufacturer or distributor pursuant to a Payment Commitment, to the financial institution pursuant to a Payoff Letter Commitment or to the applicable New Vehicle Borrower at the New Vehicle Floorplan Swing Line Lender’s office by crediting the account of such Borrower on the books of the New Vehicle Floorplan Swing Line Lender. If the Company fails to provide a timely New Vehicle

Floorplan Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall continue as Eurodollar Rate Loans. If the Company fails to specify a Type of New Vehicle Floorplan Swing Line Loan in a New Vehicle Floorplan Swing Line Loan Notice or if a Payment Commitment or Payoff Letter Commitment fails to specify a Type of New Vehicle Swing Line Loan, then the applicable New Vehicle Floorplan Swing Line Loan shall be made as a Eurodollar Rate Loan.

(d) Authorization. Each New Vehicle Borrower authorizes the New Vehicle Swing Line Lender (and each New Vehicle Floorplan Lender consents to such authorization) to enter into, modify or terminate Payment Commitments and Payoff Letter Commitments (in each case, in the New Vehicle Swing Line Lender’s discretion) and to advise each manufacturer or distributor or financial institution, as the case may be, that provides New Vehicles to such New Vehicle Borrower of any change or termination which may occur with respect to the New Vehicle Floorplan Swing Line. The New Vehicle Swing Line Lender will promptly notify the Company of any such modification or termination.

(e) Refinancing of New Vehicle Floorplan Swing Line Loans.

(i) The New Vehicle Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the New Vehicle Borrowers (which hereby irrevocably authorizes the New Vehicle Swing Line Lender to so request on its behalf), that each New Vehicle Floorplan Lender make a Eurodollar Rate Committed Loan in an amount equal to such Lender’s Applicable New Vehicle Floorplan Percentage of the amount of New Vehicle Floorplan Swing Line Loans then outstanding (including, subject to Section 2.09(b)(iv), any New Vehicle Floorplan Overdrafts); provided that the New Vehicle Swing Line Lender intends to request each New Vehicle Floorplan Lender to make such Eurodollar Rate Committed Loans no less frequently than twice in any given calendar month. Such request shall be made in writing (which written request shall be deemed to be a New Vehicle Floorplan Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.07, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate New Vehicle Floorplan Commitments and the conditions set forth in Section 4.02. The New Vehicle Floorplan Swing Line Lender shall furnish the Company with a copy of the applicable New Vehicle Floorplan Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each New Vehicle Floorplan Lender shall make an amount equal to its Applicable New Vehicle Floorplan Percentage of the amount specified in such New Vehicle Floorplan Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the New Vehicle Swing Line Lender at the Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such New Vehicle Floorplan Committed Loan Notice, whereupon, subject to Section 2.09(b)(iv), each New Vehicle Floorplan Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the New Vehicle Swing Line Lender.

(ii) If for any reason any New Vehicle Floorplan Swing Line Loan (other than a New Vehicle Floorplan Overdraft) cannot be refinanced by such a New Vehicle Floorplan Committed Borrowing in accordance with Section 2.08(c)(i), the request for Eurodollar Rate New Vehicle Floorplan Committed Loans submitted by the New Vehicle Swing Line Lender as set forth herein shall be deemed to be a request by the New Vehicle Swing Line Lender that each of the New Vehicle Floorplan Lenders fund its risk participation in the relevant New Vehicle Floorplan Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the New Vehicle Swing Line Lender pursuant to Section 2.08(c)(i) shall be deemed payment in respect of such participation.

(iii) If any New Vehicle Floorplan Lender fails to make available to the Administrative Agent for the account of the New Vehicle Swing Line Lender any amount required to be paid by such New Vehicle Floorplan Lender pursuant to the foregoing provisions of this Section 2.08(c) by the time specified in Section 2.08(c)(i), the New Vehicle Swing Line Lender shall be entitled to recover from such New Vehicle Floorplan Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the New Vehicle Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the New Vehicle Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the New Vehicle Swing Line Lender submitted to any New Vehicle Floorplan Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each New Vehicle Floorplan Lender’s obligation to make New Vehicle Floorplan Committed Loans or to purchase and fund risk participations in New Vehicle Floorplan Swing Line Loans pursuant to this Section 2.08(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such New Vehicle Floorplan Lender may have against the New Vehicle Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each New Vehicle Floorplan Lender’s obligation to make New Vehicle Floorplan Committed Loans pursuant to this Section 2.08(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the New Vehicle Borrowers (jointly and severally) to repay New Vehicle Floorplan Swing Line Loans, together with interest as provided herein.

(f) Repayment of Participations.

(i) At any time after any New Vehicle Floorplan Lender has purchased and funded a risk participation in a New Vehicle Floorplan Swing Line Loan, if the New Vehicle Swing Line Lender receives any payment on account of such New Vehicle Floorplan Swing Line Loan, the New Vehicle Swing Line Lender will distribute to such Lender its Applicable New Vehicle Floorplan Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the New Vehicle Swing Line Lender.

(ii) If any payment received by the New Vehicle Swing Line Lender in respect of principal or interest on any New Vehicle Floorplan Swing Line Loan (other than a New Vehicle Floorplan Overdraft) is required to be returned by the New Vehicle Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the New Vehicle Swing Line Lender in its discretion), each New Vehicle Floorplan Lender shall pay to the New Vehicle Swing Line Lender its Applicable New Vehicle Floorplan Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the New Vehicle Swing Line Lender. The obligations of the New Vehicle Floorplan Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(g) Interest for Account of New Vehicle Floorplan Swing Line Lender. The New Vehicle Swing Line Lender shall be responsible for invoicing the New Vehicle Borrowers for interest on the New Vehicle Floorplan Swing Line Loans. Until each New Vehicle Floorplan Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this Section 2.08 to refinance such Lender’s Applicable New Vehicle Floorplan Percentage of any New Vehicle Floorplan Swing Line Loan, interest in respect of such Applicable New Vehicle Floorplan Percentage shall be solely for the account of the New Vehicle Swing Line Lender.

(h) Payments Directly to New Vehicle Floorplan Swing Line Lender. Each New Vehicle Borrower shall make all payments of principal and interest in respect of the New Vehicle Floorplan Swing Line Loans directly to the New Vehicle Swing Line Lender.

2.09 New Vehicle Floorplan Overdrafts. Notwithstanding the foregoing provisions of Sections 2.06, 2.07 and 2.08,

(a) if the New Vehicle Swing Line Lender has (acting in its discretion), according to the terms hereof, taken action to suspend or terminate Payment Commitments and/or Payoff Letter Commitments and such Payment Commitments and/or Payoff Letter Commitments, as the case may be, have in fact been suspended or terminated in accordance with their respective terms, then the New Vehicle Swing Line Lender shall not fund any draft with respect to such Payment Commitments and/or Payoff Letter Commitments;

(b) if on any day the conditions precedent set forth in Section 4.03 have been satisfied and a draft with respect to a Payment Commitment or a Payoff Letter Commitment is presented for payment, the payment of which would cause (i) (A) the Outstanding Amount of all New Vehicle Floorplan Committed Loans, plus (B) the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans, plus (C) the aggregate principal amount of all Requests for Credit Extensions of New Vehicle Floorplan Loans outstanding as of such day to exceed the Aggregate New Vehicle Floorplan Commitments as of such day or (ii) the Outstanding Amount of New

Vehicle Floorplan Swing Line Loans to exceed the New Vehicle Floorplan Swing Line Sublimit, then, in such event:

(i) the Company or any New Vehicle Borrower may either immediately reduce any pending Requests for Credit Extensions (if any) of a New Vehicle Floorplan Committed Loan or make a payment of principal on New Vehicle Floorplan Committed Loans and/or New Vehicle Floorplan Swing Line Loans in an amount which would prevent the aggregate amounts described in (A), (B) and (C) above from exceeding the Aggregate New Vehicle Floorplan Commitments; or

(ii) the Company may request an increase in the Aggregate New Vehicle Floorplan Commitments pursuant to Section 2.23, and such Payment Commitment or Payoff Letter Commitment shall be funded to the extent of such increase in accordance with said Section; or

(iii) if the Company does not elect to act under clause (i) or (ii) above and if there is a Reserve Commitment then available under Section 2.05, then the Aggregate New Vehicle Floorplan Commitments shall be increased by the amount of such Reserve Commitment, and such Payment Commitment or Payoff Letter Commitment shall be funded to the extent of such increase; or

(iv) if there is no Reserve Commitment available, and regardless of whether the conditions of Section 4.02 have otherwise been met, the New Vehicle Swing Line Lender may in its sole and absolute discretion, but shall not be obligated to, fund the payment due under such Payment Commitment or Payoff Letter Commitment in whole or in part (the amount of any such funding made by the New Vehicle Swing Line Lender, the “New Vehicle Floorplan Overdraft”). Nothing in this Agreement shall be construed as a commitment by or as requiring the New Vehicle Swing Line Lender to fund any such New Vehicle Floorplan Overdraft. The New Vehicle Floorplan Lenders shall not be obligated to purchase any portion of or any participation in any such New Vehicle Floorplan Overdraft; or

(v) if such New Vehicle Swing Line Loan would not cause the aggregate amounts described in (A), (B) and (C) above to exceed the Aggregate New Vehicle Floorplan Commitments, the New Vehicle Swing Line Lender may in its sole and absolute discretion, but shall not be obligated to, fund the payment due under such Payment Commitment or Payoff Letter Commitment in whole or in part, notwithstanding that such Loan would cause the Outstanding Amount of New Vehicle Floorplan Swing Line Loans to exceed the New Vehicle Floorplan Swing Line Sublimit (and the amount of any such funding made by the New Vehicle Swing Line Lender shall not be deemed to be a New Vehicle Floorplan Overdraft); provided that, within five (5) Business Days after funding such payment, the New Vehicle Swing Line Lender shall make a demand upon the Company that the Borrowers immediately repay such New Vehicle Floorplan Swing Line Loans to the extent that the Outstanding Amount of New Vehicle Floorplan Swing Line Loans exceeds the New Vehicle Floorplan Swing Line Sublimit.

2.10 Electronic Processing. The New Vehicle Borrowers may request New Vehicle Floorplan Loans electronically by access to Administrative Agent’s web based floorplan on-line system (“Floorplan On-line System”) in accordance with and subject to the terms and conditions established between the Administrative Agent, the New Vehicle Swing Line Lender and the Company from time to time. In connection with the New Vehicle Floorplan Facility, interest, curtailments and other payments pursuant to Section 2.16(b) or 2.18(b) or otherwise in respect of each New Vehicle, shall be automatically debited on the Automatic Debit Date of each month from the applicable New Vehicle Borrower’s account with Bank of America pursuant to on-line procedures established and agreed to from time to time between such New Vehicle Borrower, the Administrative Agent and the New Vehicle Swing Line Lender, including without limitation, automatic debits to cure Out of Balance conditions pursuant to Section 8.04. The New Vehicle Borrowers have requested access to the Floorplan On-line System to retrieve monthly bills, to permit the New Vehicle Borrowers to access certain account information relating to the New Vehicle Floorplan Loans and to facilitate the making of any payments on the New Vehicle Floorplan Loans by authorizing the Administrative Agent and the New Vehicle Swing Line Lender to debit any one or more of the New Vehicle Borrowers’ deposit accounts with the Administrative Agent or the New Vehicle Swing Line Lender. In consideration for the Administrative Agent’s and the New Vehicle Swing Line Lender’s granting to the New Vehicle Borrowers access to the Floorplan On-line System to view loan account information and make payments, the New Vehicle Borrowers acknowledge responsibility for the security of such New Vehicle Borrowers’ passwords and other information necessary for access to Floorplan On-line System, and the Company and each New Vehicle Borrower fully, finally, and forever releases and discharges the Administrative Agent, the New Vehicle Swing Line Lender and their employees, agents, and representatives from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity that the Company or any New Vehicle Borrower may now or hereafter have, in any way relating to the Company or any New Vehicle’s Borrower’s access to, or use of, the Floorplan On-line System, other than those arising out of the gross negligence, bad faith or willful misconduct of the Administrative Agent or the New Vehicle Swing Line Lender.

2.11 Used Vehicle Floorplan Committed Loans. Subject to the terms and conditions set forth herein, each Used Vehicle Floorplan Lender severally agrees to make loans (each such loan, a “Used Vehicle Floorplan Committed Loan”) to the Company from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment; provided, however, that after giving effect to any Used Vehicle Floorplan Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Used Vehicle Floorplan Outstandings shall not exceed the lesser of the Aggregate Used Vehicle Floorplan Commitments and the Used Vehicle Borrowing Base, and (iii) the aggregate Outstanding Amount of the Used Vehicle Floorplan Committed Loans of any Used Vehicle Floorplan Lender, plus such Lender’s Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of all Used Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s Used Vehicle Floorplan Commitment. Within the limits of each Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.11, prepay under Section 2.14, and reborrow under this Section 2.11. Used Vehicle Floorplan Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.12 Borrowings, Conversions and Continuations of Used Vehicle Floorplan Committed Loans.

(a) Each Used Vehicle Floorplan Committed Borrowing and each conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any Used Vehicle Floorplan Borrowing of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or of any conversion of Base Rate Committed Loans to Eurodollar Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.12(a) must be confirmed promptly by delivery to the Administrative Agent of a written Used Vehicle Floorplan Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of or conversion to Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.12(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Used Vehicle Floorplan Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Used Vehicle Floorplan Committed Borrowing, a conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Used Vehicle Floorplan Committed Loans to be borrowed or converted, and (iv) the Type of Used Vehicle Floorplan Committed Loans to be borrowed or to which existing Used Vehicle Floorplan Committed Loans are to be converted. If the Company fails to provide a timely Used Vehicle Floorplan Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Used Vehicle Floorplan Committed Loan in a Used Vehicle Floorplan Committed Loan Notice, then the applicable Used Vehicle Floorplan Committed Loans shall, subject to Article III, be made as, or converted to, Eurodollar Rate Loans.

(b) Following receipt of a Used Vehicle Floorplan Committed Loan Notice, the Administrative Agent shall promptly notify each Used Vehicle Floorplan Lender of the amount of its Applicable Used Vehicle Floorplan Percentage of the applicable Used Vehicle Floorplan Committed Loans. Each Lender shall make the amount of its Used Vehicle Floorplan Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Used Vehicle Floorplan Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is an initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent by crediting the account of the Company on the books of Bank of America with the amount of such funds.

(c) The Administrative Agent shall promptly notify the Company and the Used Vehicle Floorplan Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the

Administrative Agent shall notify the Company and the Used Vehicle Floorplan Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

2.13 Used Vehicle Floorplan Swing Line Loans.

(a) The Used Vehicle Floorplan Swing Line. Subject to the terms and conditions set forth herein, the Used Vehicle Swing Line Lender agrees, in reliance upon the agreements of the other Used Vehicle Floorplan Lenders set forth in this Section 2.13, to make loans (each such loan, a “Used Vehicle Floorplan Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Used Vehicle Floorplan Swing Line Sublimit, notwithstanding the fact that such Used Vehicle Floorplan Swing Line Loans, when aggregated with the Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of Used Vehicle Floorplan Committed Loans of the Used Vehicle Floorplan Lender acting as Used Vehicle Swing Line Lender, may exceed the amount of such Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment; provided, however, that after giving effect to any Used Vehicle Floorplan Swing Line Loan (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Used Vehicle Floorplan Outstandings shall not exceed the lesser of the Aggregate Used Vehicle Floorplan Commitments and the Used Vehicle Borrowing Base, and (iii) the aggregate Outstanding Amount of the Used Vehicle Floorplan Committed Loans of any Used Vehicle Floorplan Lender, plus such Lender’s Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of all Used Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s Used Vehicle Floorplan Commitment, and provided, further, that the Company shall not use the proceeds of any Used Vehicle Floorplan Swing Line Loan to refinance any outstanding Used Vehicle Floorplan Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company, may borrow under this Section 2.13, prepay under Section 2.14, and reborrow under this Section 2.13. Each Used Vehicle Floorplan Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan. Immediately upon the making of a Used Vehicle Floorplan Swing Line Loan, each Used Vehicle Floorplan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Used Vehicle Swing Line Lender a risk participation in such Used Vehicle Floorplan Swing Line Loan in an amount equal to the product of such Lender’s Applicable Used Vehicle Floorplan Percentage times the amount of such Used Vehicle Floorplan Swing Line Loan.

(b) Borrowing Procedures. Each Used Vehicle Floorplan Swing Line Borrowing and each conversion of Used Vehicle Floorplan Swing Line Loans from one type to the other shall be made upon the Company’s irrevocable notice to the Used Vehicle Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Used Vehicle Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date or date of conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and in each case shall specify (i) the amount to be borrowed, (ii) the requested borrowing date, which shall be a Business Day and (iii) the Type of Used Vehicle Floorplan Swing Line Loan to be borrowed or to which existing Used Vehicle Floorplan Swing Line Loans are to be converted. Each such telephonic notice must be confirmed promptly by delivery to the Used Vehicle Swing Line Lender and the

Administrative Agent of a written Used Vehicle Floorplan Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Used Vehicle Swing Line Lender of any telephonic Used Vehicle Floorplan Swing Line Loan Notice, the Used Vehicle Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Used Vehicle Floorplan Swing Line Loan Notice and, if not, the Used Vehicle Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Used Vehicle Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Used Vehicle Floorplan Lender) prior to 2:00 p.m. on the date of the proposed Used Vehicle Floorplan Swing Line Borrowing (A) directing the Used Vehicle Swing Line Lender not to make such Used Vehicle Floorplan Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.13(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Used Vehicle Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Used Vehicle Floorplan Swing Line Loan Notice, make the amount of its Used Vehicle Floorplan Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Used Vehicle Swing Line Lender in immediately available funds. If the Company fails to provide a timely Used Vehicle Floorplan Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Used Vehicle Floorplan Swing Line Loan in a Used Vehicle Floorplan Swing Line Loan Notice, then the applicable Used Vehicle Floorplan Swing Line Loan shall, subject to Article III, be made as a Eurodollar Rate Loan.

(c) Refinancing of Used Vehicle Floorplan Swing Line Loans.

(i) The Used Vehicle Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Used Vehicle Swing Line Lender to so request on its behalf), that each Used Vehicle Floorplan Lender make a Eurodollar Rate Committed Loan in an amount equal to such Used Vehicle Floorplan Lender’s Applicable Used Vehicle Floorplan Percentage of the amount of Used Vehicle Floorplan Swing Line Loans then outstanding; provided that the Used Vehicle Swing Line Lender intends to request each Used Vehicle Floorplan Lender to make such Eurodollar Rate Committed Loans no less frequently than twice in any given calendar month and no more frequently than once in any given calendar week. Such request shall be made in writing (which written request shall be deemed to be a Used Vehicle Floorplan Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.12, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate Used Vehicle Floorplan Commitments and the conditions set forth in Section 4.02. The Used Vehicle Swing Line Lender shall furnish the Company with a copy of the applicable Used Vehicle Floorplan Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Used Vehicle Floorplan Lender shall make an amount equal to its Applicable Used Vehicle Floorplan Percentage of the amount specified in such Used Vehicle Floorplan Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Used Vehicle Swing Line Lender at the Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such Used Vehicle Floorplan Committed Loan Notice, whereupon, subject to Section 2.13(c)(ii), each Used Vehicle Floorplan Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Used Vehicle Swing Line Lender.

(ii) If for any reason any Used Vehicle Floorplan Swing Line Loan cannot be refinanced by such a Used Vehicle Floorplan Committed Borrowing in accordance with Section 2.13(c)(i), the request for Eurodollar Rate Used Vehicle Floorplan Committed Loans submitted by the Used Vehicle Swing Line Lender as set forth herein shall be deemed to be a request by the Used Vehicle Swing Line Lender that each of the Used Vehicle Floorplan Lenders fund its risk participation in the relevant Used Vehicle Floorplan Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Used Vehicle Swing Line Lender pursuant to Section 2.13(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Used Vehicle Floorplan Lender fails to make available to the Administrative Agent for the account of the Used Vehicle Swing Line Lender any amount required to be paid by such Used Vehicle Floorplan Lender pursuant to the foregoing provisions of this Section 2.13(c) by the time specified in Section 2.13(c)(i), the Used Vehicle Swing Line Lender shall be entitled to recover from such Used Vehicle Floorplan Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Used Vehicle Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Used Vehicle Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Used Vehicle Swing Line Lender submitted to any Used Vehicle Floorplan Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Used Vehicle Floorplan Lender’s obligation to make Used Vehicle Floorplan Committed Loans or to purchase and fund risk participations in Used Vehicle Floorplan Swing Line Loans pursuant to this Section 2.13(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Used Vehicle Floorplan Lender may have against the Used Vehicle Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Used Vehicle Floorplan Lender’s obligation to make Used Vehicle Floorplan Committed Loans pursuant to this Section 2.13(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Used Vehicle Floorplan Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Used Vehicle Floorplan Lender has purchased and funded a risk participation in a Used Vehicle Floorplan Swing Line Loan, if the Used Vehicle Swing Line Lender receives any payment on account of such Used Vehicle Floorplan Swing Line Loan, the Used Vehicle Swing Line Lender will distribute to such Used Vehicle Floorplan Lender its Applicable Used Vehicle Floorplan Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Used Vehicle Floorplan Lender’s risk participation was funded) in the same funds as those received by the Used Vehicle Swing Line Lender.

(ii) If any payment received by the Used Vehicle Swing Line Lender in respect of principal or interest on any Used Vehicle Floorplan Swing Line Loan is required to be returned by the Used Vehicle Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Used Vehicle Swing Line Lender in its discretion), each Used Vehicle Floorplan Lender shall pay to the Used Vehicle Swing Line Lender its Applicable Used Vehicle Floorplan Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Used Vehicle Swing Line Lender. The obligations of the Used Vehicle Floorplan Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Used Vehicle Swing Line Lender. The Used Vehicle Swing Line Lender shall be responsible for invoicing the Company for interest on the Used Vehicle Floorplan Swing Line Loans. Until each Used Vehicle Floorplan Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this Section 2.13 to refinance such Used Vehicle Floorplan Lender’s Applicable Used Vehicle Floorplan Percentage of any Used Vehicle Floorplan Swing Line Loan, interest in respect of such Applicable Used Vehicle Floorplan Percentage shall be solely for the account of the Used Vehicle Swing Line Lender.

(f) Payments Directly to Used Vehicle Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Used Vehicle Floorplan Swing Line Loans directly to the Used Vehicle Swing Line Lender.

2.14 Prepayments.

(a) In addition to the required payments of principal of Revolving Loans, New Vehicle Floorplan Loans and Used Vehicle Floorplan Loans set forth in Section 2.16(b), the Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Committed Loans, New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. on the date of prepayment of such Loans; (ii) any prepayment of Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, whether such prepayment is applicable to the Revolving Committed Loans, New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Revolving Percentage, Applicable New Vehicle Floorplan Percentage or Applicable Used Vehicle Floorplan Percentage, as applicable, of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each such prepayment of Revolving Committed Loans of the Revolving Lenders shall be applied in accordance with their respective Applicable Revolving Percentages. Each such prepayment of New Vehicle Floorplan Committed Loans of the New Vehicle Floorplan Lenders shall be applied in accordance with their respective Applicable New Vehicle Floorplan Percentages. Each such prepayment of Used Vehicle Floorplan Committed Loans of the Used Vehicle Floorplan Lenders shall be applied in accordance with their respective Applicable Used Vehicle Floorplan Percentages.

(b) The Company may, upon notice to the Revolving Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Revolving Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Revolving Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) The Company may, upon notice to the New Vehicle Swing Line Lender, at any time or from time to time, voluntarily prepay New Vehicle Floorplan Swing Line Loans in whole or in part without premium or penalty; provided that such notice must be received by the New Vehicle Swing Line Lender not later than 2:00 p.m. on the date of the prepayment (or 6:00 p.m. if such prepayment is accomplished through the Floorplan On-line System). Each such notice shall specify the date and amount of such prepayment and the New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)) attributable to such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the dated specified therein.

(d) The Company may, upon notice to the Used Vehicle Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Used Vehicle Floorplan Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Used Vehicle Swing Line Lender not later than 1:00 p.m. on the date of the prepayment and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the dated specified therein.

(e) If for any reason the Total Revolving Outstandings at any time exceed the Revolving Advance Limit then in effect, the Company shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.14(e) unless after the prepayment in full of the Revolving Loans the Total Revolving Outstandings exceed the Revolving Advance Limit then in effect.

(f) If for any reason the Total New Vehicle Floorplan Outstandings at any time exceed the Aggregate New Vehicle Floorplan Commitments then in effect, the Borrowers (jointly and severally) shall immediately prepay New Vehicle Floorplan Loans in an aggregate amount at least equal to such excess.

(g) If for any reason the Total Used Vehicle Floorplan Outstandings at any time exceed the lesser of the Aggregate Used Vehicle Floorplan Commitments then in effect and the Used Vehicle Borrowing Base then in effect, the Company shall immediately prepay Used Vehicle Floorplan Loans in an aggregate amount at least equal to such excess.

(h) If for any reason the aggregate Outstanding Amount of Revolving Swing Line Loans exceeds the Revolving Swing Line Sublimit, the Company shall immediately prepay Revolving Swing Line Loans in an aggregate amount at least equal to such excess.

(i) If for any reason the Outstanding Amount of any New Vehicle Floorplan Swing Line Loans exceeds either any applicable Within Line Limitation (unless otherwise agreed to by the New Vehicle Swing Line Lender) or the New Vehicle Floorplan Swing Line Sublimit, the Borrowers (jointly and severally) shall immediately prepay such New Vehicle Floorplan Swing Line Loans in an aggregate amount at least equal to such excess.

(j) If for any reason the aggregate Outstanding Amount of Used Vehicle Floorplan Swing Line Loans exceeds the Used Vehicle Floorplan Swing Line Sublimit, the Company shall immediately prepay Used Vehicle Floorplan Swing Line Loans in an aggregate amount at least equal to such excess.

(k) Prepayments made in respect of any New Vehicle Floorplan Loan must specify the applicable New Vehicle Borrower and New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)) attributable to such prepayment.

2.15 Termination, Reduction or Conversion of Commitments.

(a) The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments, Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. 30 days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the

Revolving Advance Limit, (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Revolving Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess, (v) if, after giving effect to any reduction of the Aggregate New Vehicle Floorplan Commitments, the New Vehicle Floorplan Swing Line Sublimit exceeds the amount of the Aggregate New Vehicle Floorplan Commitments, such Sublimit shall be automatically reduced by the amount of such excess, (vi) if, after giving effect to any reduction of the Aggregate Used Vehicle Floorplan Commitments, the Used Vehicle Floorplan Swing Line Sublimit exceeds the amount of the Aggregate Used Vehicle Floorplan Commitments, such Sublimit shall be automatically reduced by the amount of such excess, and (vii) following any such reduction, at least 70% of the Aggregate Commitments must be allocated to the Aggregate Floorplan Facility Commitments and at least 80% of the Aggregate Floorplan Facility Commitments must be allocated to the Aggregate New Vehicle Floorplan Commitments. In connection with any reduction of the Aggregate New Vehicle Floorplan Commitments, the New Vehicle Floorplan Swing Line Lender in its discretion may suspend and/or terminate all or a portion of the then outstanding Payment Commitments or Payoff Letter Commitments which shall be promptly selected by the Company, in an amount that corresponds to the size of said reduction. The Administrative Agent will promptly notify the applicable Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Revolving Commitments, Aggregate New Vehicle Floorplan Commitments or Used Vehicle Floorplan Commitments shall be applied to the Commitment of each Lender in accordance with (x) its respective Applicable Revolving Percentage, (y) its respective Applicable New Vehicle Floorplan Percentage and (z) its respective Applicable Used Vehicle Floorplan Percentage, as the case may be. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

(b) At any time there exists any unused portion of the Aggregate Revolving Commitments, the Company may, by not less than five days prior written notice and provided that no Default shall have occurred and be continuing, request the Administrative Agent and the Lenders to convert all or a part of such unused portion of the Aggregate Revolving Commitments into Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments, provided, the Company shall not make such conversion if, after giving effect thereto, the Total Revolving Outstandings would exceed the Revolving Advance Limit, provided further, following any such conversion, (i) the percentage of each Lender’s Commitment allocated to the Revolving Facility shall be equal to the percentage of each other Lender’s Commitment allocated to the Revolving Facility, (ii) the percentage of each Lender’s Commitment allocated to the New Vehicle Floorplan Facility shall be equal to the percentage of each other Lender’s Commitment allocated to the New Vehicle Floorplan Facility, (iii) the percentage of each Lender’s Commitment allocated to the Used Vehicle Floorplan Facility shall be equal to the percentage of each other Lender’s Commitment allocated to the Used Vehicle Floorplan Facility, (iv) at least 70% of the Aggregate Commitments must be allocated to the Aggregate Floorplan Facility Commitments, and (v) at least 80% of the Aggregate Floorplan Facility Commitments must be allocated to the Aggregate New Vehicle Floorplan Commitments. Following such notice from the Company to the Administrative Agent and subject to the foregoing, the Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments, as applicable, shall upon such request be increased by the amount so requested by the Company, provided further that, such amount together with the Aggregate Revolving Commitments shall not exceed the Aggregate Commitments. At any time there exists any unused amount of a converted portion of the Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments, the Company may request the Administrative Agent to reverse any such portion thereof, in whole or in part, and in such event the Aggregate New Vehicle Floorplan Commitments, the Aggregate Used Vehicle Floorplan Commitments and the Aggregate Revolving Commitments shall be restored, as applicable, in the respective amounts so requested by the Company.

2.16 Repayment of Loans.

(a) Repayment of Revolving Loans.

(i) The Company shall repay to the Revolving Lenders on the Maturity Date the aggregate principal amount of Revolving Committed Loans outstanding on such date.

(ii) The Company shall repay each Revolving Swing Line Loan (i) no less frequently than twice in any calendar month, (ii) at any time on demand by the Revolving Swing Line Lender and (iii) on the Maturity Date.

(b) Repayment of New Vehicle Floorplan Loans.

(i) The New Vehicle Borrowers (jointly and severally) shall pay down the New Vehicle Floorplan Committed Loans (x) at any time on demand by the Administrative Agent at the request of the Super-Majority New Vehicle Floorplan Lenders and (y) on the Maturity Date.

(ii) The New Vehicle Borrowers (jointly and severally) shall repay each New Vehicle Floorplan Swing Line Loan (x) no less frequently than twice in any calendar month, (y) at any time on demand by the New Vehicle Swing Line Lender and (z) on the Maturity Date.

(iii) The New Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to the New Vehicle Floorplan Loan with respect to any New Vehicle that has been sold by any New Vehicle Borrower upon the earliest to occur of: (A) (1) with respect to New Vehicles other than those described in (2) and (3) below, five (5) Business Days after the sale thereof, (2) with respect to Fleet Vehicles, within thirty (30) days of the date of sale and, (3) with respect to New Vehicles financed by a consumer lease agreement, within ten (10) days of the date such New Vehicle was sold (or possession of the New Vehicle transferred to the buyer, if earlier), and (B) in all cases, no later than two (2) Business Days following receipt of proceeds from the sale thereof. With respect to each New Vehicle that has not been sold, the New Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to (i) in the case of any such New Vehicle held as Inventory, beginning 12 months after the date such New Vehicle is Deemed Floored, monthly payments of 10% of the original amount of the New Vehicle Floorplan Loan relating to such New Vehicle, with the final payment for all amounts then outstanding under such New Vehicle Floorplan Loan due 15 months after the date such New Vehicle is Deemed Floored, and (ii) in the case of each Demonstrator, Rental

Vehicle, and other mileaged Vehicle, beginning the date such New Vehicle is Deemed Floored, monthly payments of 2% of the original amount of the New Vehicle Floorplan Loan relating to such New Vehicle, with the final payment for all amounts then outstanding under such New Vehicle Floorplan Loan due 24 months after the date such New Vehicle is Deemed Floored. Upon the funding thereof, any New Vehicle Floorplan Overdraft shall be due and payable in full by the New Vehicle Borrowers on the next following Business Day.

(iv) Payments required to be made by any New Vehicle Borrower as set forth in Section 2.16(b)(i) and (ii) shall be applied in the following order: (1) first, to the outstanding principal balance and then to accrued interest on any New Vehicle Floorplan Overdraft, (2) second, to the outstanding principal balance of New Vehicle Floorplan Swing Line Loans, (3) third, to the outstanding principal balance of New Vehicle Floorplan Loans funded from the Reserve Commitment, and (4) finally, to the remaining outstanding principal balance of the New Vehicle Floor Plan Committed Loans. Payments required to be made by any New Vehicle Borrower as set forth in Section 2.16(b)(iii) shall be applied first to the outstanding principal balance and then to accrued interest on the New Vehicle Floorplan Loan with respect to such New Vehicle, and then in the order set forth in the sentence above.

(v) In the event of any disputed or duplicate New Vehicle Floorplan Loan (each a “Disputed Existing Loan”) being refinanced or paid down by any New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan in reliance on information provided by the Company, any Subsidiary or any existing lender pursuant to any audit completed under Section 4.01(a)(xxi), the Borrowers will (jointly and severally) upon demand, repay any New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan related to such Disputed Existing Loan, including accrued interest with respect to such New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan, regardless of whether such Disputed Existing Loan has been resolved with the prior lender.

(vi) Without limiting any other rights or obligations hereunder, interest, curtailment and other payments then due pursuant to this Section 2.16(b) or Section 2.18(b) shall be automatically debited on the Automatic Debit Date of each month from a deposit account maintained by the applicable New Vehicle Borrower with Bank of America pursuant to the Floorplan On-line System (provided that if there are not sufficient funds in such account to pay such amounts, then the applicable New Vehicle Borrower shall pay such amounts in cash when due).

(vii) Payments made in respect of any New Vehicle Floorplan Loan must specify the applicable New Vehicle Borrower and New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)) attributable to such payment.

(c) Repayment of Used Vehicle Floorplan Loans.

(i) The Company shall repay each Used Vehicle Floorplan Committed Loan (x) no less frequently than twice in any calendar month, (y) at any time on demand by the Administrative Agent at the request of the Super-Majority Used Vehicle Floorplan Lenders and (z) on the Maturity Date.

(ii) The Company shall repay each Used Vehicle Floorplan Swing Line Loan (x) at any time on demand by the Used Vehicle Swing Line Lender and (y) on the Maturity Date.

2.17 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, each Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.18 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The Borrowers (jointly and severally) shall pay to the Administrative Agent for the account of each New Vehicle Floorplan Lender in accordance with its Applicable New Vehicle Floorplan Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate New Vehicle Floorplan Commitments exceed the Outstanding Amount of New Vehicle Floorplan Committed Loans. The Company shall pay to the Administrative Agent for the account of each Used Vehicle Floorplan Lender in accordance with its Applicable Used Vehicle Floorplan Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate New Vehicle Floorplan Commitments exceed the Outstanding Amount of New Vehicle Floorplan Committed Loans. The commitment fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the Automatic Debit Date after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fees shall be calculated quarterly in arrears, and if there is any change in the respective Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of clarity, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans shall not be included in calculating the Outstanding Amount of Revolving Committed Loans, New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans used in determining the commitment fees set forth above.

(b) Other Fees. (i) The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Company shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.19 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.21(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.20 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.21 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Revolving Percentage, Applicable New Vehicle Floorplan Percentage or Applicable Used Vehicle Floorplan Percentage, as applicable (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon on the date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02, Section 2.07 or Section 2.12 and may, in reliance upon such assumption, make available to the Company or applicable New Vehicle Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender, the Company and the other Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Company or applicable New Vehicle Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Company or any other Borrower, the interest rate applicable to Base Rate Loans. If the Company or any other Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company or applicable New Vehicle Borrower the amount of such interest paid by the Company or such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Committed Borrowing. Any payment by the Company or any other Borrower shall be without prejudice to any claim the Company or any other Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company (on its own behalf or on behalf of another Borrower) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Revolving Lenders Several. The obligations of the Revolving Lenders hereunder to make Revolving Committed Loans, to fund participations in Letters of Credit and Revolving Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Revolving Lender to make any Revolving Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Revolving Lender of its corresponding obligation to do so on such date, and no Revolving Lender shall be responsible for the failure of any other Revolving Lender to so make its Revolving Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Obligations of New Vehicle Floorplan Lenders Several. The obligations of the New Vehicle Floorplan Lenders hereunder to make New Vehicle Floorplan Committed Loans, to fund participations in New Vehicle Floorplan Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any New Vehicle Floorplan Lender to make any New Vehicle Floorplan Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other New Vehicle Floorplan Lender of its corresponding obligation to do so on such date, and no New Vehicle Floorplan Lender shall be responsible for the failure of any other New Vehicle Floorplan Lender to so make its New Vehicle Floorplan Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(f) Obligations of Used Vehicle Floorplan Lenders Several. The obligations of the Used Vehicle Floorplan Lenders hereunder to make Used Vehicle Floorplan Committed Loans, to fund participations in Used Vehicle Floorplan Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Used Vehicle Floorplan Lender to make any Used Vehicle Floorplan Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Used Vehicle Floorplan Lender of its corresponding obligation to do so on such date, and no Used Vehicle Floorplan Lender shall be responsible for the failure of any other Used Vehicle Floorplan Lender to so make its Used Vehicle Floorplan Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(g) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.22 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Committed Loans, New Vehicle Floorplan Committed Loans, or Used Vehicle Floorplan Committed Loans made by it, or the participations in L/C Obligations, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Committed Loans, New Vehicle Floorplan Committed Loans, or Used Vehicle Floorplan Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase from the other applicable Lenders (in the respective Revolving Facility, New Vehicle Floorplan Facility or Used Vehicle Floorplan Facility (for cash at face value) participations in the applicable Revolving Committed Loans, New Vehicle Floorplan Committed Loans, or Used Vehicle Floorplan Committed Loans and subparticipations in L/C Obligations, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Committed Loans, New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans or subparticipations in L/C Obligations, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans, as the case may be to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.23 Increase in Commitments.

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $250,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $100,000,000, and (ii) the Company may make a maximum of two such requests. Such increase shall be allocated between the Aggregate Revolving Commitments, the

Aggregate New Vehicle Floorplan Commitments and the Aggregate Used Vehicle Floorplan Commitments as requested by the Company and specified in its notice, provided that, following such increase, (i) the percentage of each Lender’s Commitment allocated to the Revolving Facility shall be equal to the percentage of each other Lender’s Commitment allocated to the Revolving Facility (including any Lender obtaining a Commitment pursuant to this Section 2.23), (ii) the percentage of each Lender’s Commitment allocated to the New Vehicle Floorplan Facility shall be equal to the percentage of each other Lender’s Commitment allocated to the New Vehicle Floorplan Facility (including any Lender obtaining a Commitment pursuant to this Section 2.23), (iii) the percentage of each Lender’s Commitment allocated to the Used Vehicle Floorplan Facility shall be equal to the percentage of each other Lender’s Commitment allocated to the Used Vehicle Floorplan Facility (including any Lender obtaining a Commitment pursuant to this Section 2.23), (iv) at least 70% of the Aggregate Commitments must be allocated to the Aggregate Floorplan Facility Commitments, and (v) at least 80% of the Aggregate Floorplan Facility Commitments must be allocated to the Aggregate New Vehicle Floorplan Commitments. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its respective Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.23, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.22 or 10.01 to the contrary.

2.24 New Vehicle Borrowers.

(a) Effective as of the date hereof, each Subsidiary that has executed this Agreement shall be a “New Vehicle Borrower” hereunder and may receive New Vehicle Floorplan Loans for its account on the terms and conditions set forth in this Agreement.

(b) If any Subsidiary engages in the sale or leasing of New Vehicles and the Company wishes to designate such Subsidiary as a New Vehicle Borrower, the Company shall deliver to the Administrative Agent, pursuant to Section 6.14 or otherwise, a Joinder Agreement executed by such Subsidiary identifying such Subsidiary as a New Vehicle Borrower; provided that a New Vehicle Borrower shall not be required to execute a Joinder Agreement if such New Vehicle Borrower has executed and delivered this Agreement on the Closing Date. The parties hereto acknowledge and agree that prior to any such Subsidiary becoming entitled to utilize the credit facilities provided for in Sections 2.07, through 2.09 the Administrative Agent, the New Vehicle Swing Line Lender, and the other Lenders shall have received the documents required by Section 6.14. If the Administrative Agent and the New Vehicle Swing Line Lender agree that such Subsidiary shall be entitled to receive New Vehicle Floorplan Loans hereunder, then promptly following receipt of all such documents required by Section 6.14, the Administrative Agent shall send a notice in substantially the form of Exhibit O (a “New Vehicle Borrower Notice”) to the Company and the Lenders specifying the effective date upon which such Subsidiary shall constitute a New Vehicle Borrower for purposes hereof, whereupon each of the New Vehicle Floorplan Lenders agrees to permit such New Vehicle Borrower to receive New Vehicle Floorplan Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such New Vehicle Borrower otherwise shall be a Borrower for all purposes of this Agreement.

(c) Notwithstanding any other provision of this Agreement, each New Vehicle Borrower shall be jointly and severally liable as a primary obligor, and not merely as surety, for any and all Obligations under the New Vehicle Floorplan Facility now or hereafter owed to the Administrative Agent, the New Vehicle Swing Line Lender and the New Vehicle Floorplan Lenders, whether voluntary or involuntary and however arising, whether direct or acquired by any Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined (such Obligations, the “New Vehicle Borrowers’ Liabilities”).

(d) Each New Vehicle Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any lack of legality, validity or enforceability of this Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Obligations or any guaranty of any of the New Vehicle Borrowers’ Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”); (ii) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided; (iii) any acceleration of the maturity of any of the New Vehicle Borrowers’ Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements; (iv) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the New Vehicle Borrowers’ Liabilities, or for any other obligations or liabilities of any Person under any of the Related Agreements; (v) any dissolution of any Borrower, any Loan Party or any other party to a Related Agreement, or the combination or consolidation of any Borrower, any Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower, any Loan Party or any other party to a Related Agreement; (vi) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part; (vii) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the New Vehicle Borrowers’ Liabilities; (viii) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the New Vehicle Borrowers’ Liabilities, or any of the obligations or liabilities of any party to any other Related Agreement; and (ix) any other circumstance whatsoever (with or without notice to or knowledge of such New Vehicle Borrower) which may or might in any manner or to any extent vary the risks of such New Vehicle Borrower, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the New Vehicle Borrowers’ Liabilities. It is the express purpose and intent of the parties hereto that the joint and several liability of each New Vehicle Borrower for the New Vehicle Borrowers’ Liabilities shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided. Notwithstanding the foregoing, the liability of each New Vehicle Borrower with respect to its New Vehicle Borrowers’ Liabilities shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law.

(e) Each Subsidiary that is or becomes a “New Vehicle Borrower” pursuant to this Section 2.24 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any New

Vehicle Floorplan Loans made by the Lenders to any such New Vehicle Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by any Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to the Company and each New Vehicle Borrower.

ARTICLE IIA

SECURITY

2A.01 Security. As security for the full and timely payment and performance of all Obligations, the Company and each Borrower shall, and shall cause all other Loan Parties to, on or before the Closing Date, do or cause to be done all things reasonably necessary in the opinion of the Administrative Agent and its counsel to grant to the Administrative Agent for the benefit of the Secured Parties a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance except as expressly permitted hereunder. Without limiting the foregoing, the Company and each Borrower shall deliver, and shall cause each other applicable Loan Party to deliver, to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, (a) the Security Agreement, the Pledge Agreement and the Escrow and Security Agreement, or (b) in the case of Sonic Financial, the Sonic Financial Pledge Agreement and (c) in either case, UCC financing statements in form, substance and number as requested by the Administrative Agent, reflecting the Lien in favor of the Administrative Agent for the benefit of the Secured Parties on the Collateral. In addition, and without limiting the foregoing, the Company and each Borrower shall take and cause each other Loan Party to take such further action, and deliver or cause to be delivered such further documents and instruments, as required by the Security Instruments or otherwise as the Administrative Agent may reasonably request to create, perfect and maintain the effectiveness and priority of the Liens contemplated by this Article IIA and each of the Security Instruments.

2A.02 Further Assurances. At the request of the Administrative Agent from time to time, the Company and each Borrower will or will cause all other Loan Parties, as the case may be, to execute, by their respective Responsible Officers, alone or with the Administrative Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any certificate, instrument, statement or document or to take such other action (and pay all related costs) which the Administrative Agent reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Administrative Agent for the benefit of the Secured Parties contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Company or any Borrower or any other Loan Party after the Closing Date and all Collateral moved to or from time to time located at locations owned by third parties, including all leased locations, bailees, warehousemen and third party processors. The Administrative Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Company, any Borrower or any Loan Party appearing thereon, all UCC financing statements reflecting the Company, any Borrower or any other Loan Party as “debtor” and the Administrative Agent as “secured party”, and continuations thereof and amendments thereto, as the Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

2A.03 Information Regarding Collateral. Each of the Company and each Borrower represents, warrants and covenants that Schedule 2A.03(a) contains a true and complete list of (i) the exact legal name, jurisdiction of formation and location of the chief executive office of the Company and each Borrower and each other Person providing Collateral pursuant to a Security Instrument on the Closing Date (such Persons, together with any other Persons that provide Collateral at any time pursuant to a Security Instrument, being referred to collectively as the “Grantors”), (ii) each trade name, trademark or other trade style used by such Grantor on the Closing Date, (iii) (as to each Grantor other than Sonic Financial) each location in which goods constituting Collateral having an aggregate value in excess of $100,000 are located as of the Closing Date, whether owned, leased or third-party locations, and (iv) with respect to each leased or third party location, the name of each owner of such location and a summary description of the relationship between the applicable Grantor and such Person. Each of the Company and each Borrower further covenants that it shall not change, and shall not permit any other Grantor to change, its name, type of entity, jurisdiction of formation (whether by reincorporation, merger or otherwise), or the location of its chief executive office, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than 15 days’ prior written notice to the Administrative Agent and taking or causing to be taken all such action at the Company’s, such Borrower’s or such other Grantor’s expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company or any Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Company or any Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company or such Borrower, as applicable, shall make such deductions and (iii) the Company or such Borrower, as applicable, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Company and each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Company and the Borrowers. The Company and each Borrower (jointly and severally) shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered in good faith to the Company or any Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company or any Borrower to a Governmental Authority and at the written request of the Administrative Agent or any Lender, the Company or such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company or any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Company or any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company or the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Company or any Borrower or with respect to which the Company or any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company or such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company and each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Company or such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any Borrower or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Company and the Borrowers (jointly and severally) shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all such Eurodollar Rate Loans of such Lender to Base Rate Loans immediately. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to participate in outstanding Eurodollar Rate Loans, then, on notice thereof by such Lender to the Company through the Administrative Agent, the Company and the Borrowers (jointly and severally) shall prepay such Eurodollar Rate Loans of such Lender or convert all such Eurodollar Rate Loans of such Lender to Base Rate Loans immediately. Upon any such prepayment or conversion, the Company and the Borrowers (jointly and severally) shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion thereto that (a) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (b) the Eurodollar Rate with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of or conversion to Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into (i) in the case of a Revolving Committed Loan, a request for a Revolving Committed Borrowing of Base Rate Loans, (ii) in the case of a Revolving Swing Line Loan, a request for a Revolving Swing Line Borrowing of Base Rate Loans, (iii) in the case of a New Vehicle Floorplan Committed Loan, a request for a New Vehicle Floorplan Committed Borrowing of Base Rate Loans, (iv) in the case of a New Vehicle Floorplan Swing Line Loan, a request for a New Vehicle Floorplan Swing Line Borrowing of Base Rate Loans, (v) in the case of Used Vehicle Floorplan Committed Loan, a request for a Used Vehicle Floorplan Committed Borrowing of Base Rate Loans, and (vi) in the case of a Used Vehicle Floorplan Swing Line Loan, a request for a Used Vehicle Floorplan Swing Line Borrowing of Base Rate Loans, in each case in the amount specified therein.

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made or participated in by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except, in each case, for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made or participated in by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining or participating in any Eurodollar Rate Loan (or of maintaining its obligation to make or participated in any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company and the Borrowers (jointly and severally) will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Loans or Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company and the Borrowers (jointly and severally) will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company and the Borrowers (jointly and severally) shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that neither the Company nor any Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Company and each Borrower, jointly and severally, shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers (jointly and severally) hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

3.06 Survival. All of the Company’s and the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders (except to the extent expressly waived or postponed pursuant to the Side Letter Agreement of even date herewith among the Company and the Administrative Agent):

(i) executed counterparts of (A) this Agreement, (B) the Security Agreement, (C) the Pledge Agreement, (D) the Escrow and Security Agreement, (E) the Sonic Financial Pledge Agreement, (F) each Guaranty and (G) each other Security Instrument (other than Landlord Waivers, for which one (1) original counterpart shall be sufficient) required to be delivered in connection herewith, in each case, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

(ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in the respective jurisdictions specified in Schedule 4.01, which includes each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v) a favorable opinion of Parker Poe Adams & Bernstein LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit P (which shall include matters of Delaware, North Carolina, South Carolina and Federal Law) and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(vi) a favorable opinion of local counsel to the Loan Parties in Florida, Texas, California, Alabama, and Tennessee, addressed to the Administrative Agent and each Lender in form and substance satisfactory to the Administrative Agent;

(vii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial

Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(ix) a certificate signed by the chief executive officer, chief financial officer, treasurer or chief accounting officer (or in the case of Sonic Financial, a vice president) of each Loan Party certifying that each Loan Party is Solvent, after giving effect to this Agreement and the other Loan Documents and the Indebtedness pursuant hereto and thereto;

(x) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company ended on September 30, 2005, signed by a Responsible Officer of the Company;

(xi) a duly completed Revolving Borrowing Base Certificate dated as of the Closing Date certifying as to the Revolving Borrowing Base as of September 30, 2005, signed by a Responsible Officer of the Company;

(xii) a duly completed Used Vehicle Borrowing Base Certificate dated as of the Closing Date certifying as to the Used Vehicle Borrowing Base as of September 30, 2005, signed by a Responsible Officer of the Company;

(xiii) a copy of (A) each standard form of Franchise Agreement for each vehicle manufacturer or distributor and (B) each executed Framework Agreement;

(xiv) duly executed consents and waivers required pursuant to any Franchise Agreement or Framework Agreement;

(xv) executed counterparts of intercreditor agreements between the Administrative Agent and the holders of Permitted Silo Indebtedness outstanding as of the Closing Date and evidence that all Liens securing obligations under the Permitted Silo Indebtedness (other than those Liens securing the property financed by such Permitted Silo Indebtedness) have been or concurrently with the Closing Date are being released (unless arrangements have been made to the satisfaction of the Administrative Agent in its sole discretion for release of such Liens within a reasonable period after the Closing Date);

(xvi) executed counterparts of intercreditor agreements between the Administrative Agent and the holders of Interim Floorplan Indebtedness permitted hereunder outstanding on the Closing Date and evidence that all Liens securing obligations under the Interim Floorplan Indebtedness (other than those Liens securing the property financed by such Interim Floorplan Indebtedness) have been or concurrently with the Closing Date are being released (unless arrangements have been made to the satisfaction of the Administrative Agent in its sole discretion for the termination of such facilities and release of such Liens within a reasonable period after the Closing Date);

(xvii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Administrative Agent (on behalf of the Secured Parties) as an additional insured and loss payee, as the case may be, on all such insurance policies maintained with respect to properties of the Company or any Loan Party constituting part of the Collateral;

(xviii) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released (unless arrangements have been made to the satisfaction of the Administrative Agent in its sole discretion for release of such Liens within a reasonable period after the Closing Date);

(xix) evidence that the Existing New Vehicle Facilities have been or concurrently with the Closing Date are being terminated and all Liens securing obligations under the Existing New Vehicle Facilities have been or concurrently with the Closing Date are being released (unless arrangements have been made to the satisfaction of the Administrative Agent in its sole discretion for termination of such facilities and release of such Liens within a reasonable period after the Closing Date);

(xx) consolidating balance sheets (including a separate line item for Eligible Used Vehicle Inventory) for the Company and each Subsidiary as at the end of September 30, 2005, and the related consolidating statements of income or operations, all in reasonable detail prepared by management of the Company or such Subsidiary, in each case with subtotals for (a) all New Vehicle Borrowers and the portion of the Dual Subsidiaries not represented by Specified Franchises and (b) all Silo Subsidiaries and the portion of the Dual Subsidiaries represented by Specified Franchises, and in each case prior to intercompany eliminations;

(xxi) forecasts (including assumptions) prepared by the management of the Company of consolidated balance sheets, income statements and cash flow statements in the form and substance reasonably satisfactory to the Administrative Agent for each of the first four years following the Closing Date;

(xxii) If required by the Administrative Agent in its sole discretion, satisfactory results of audits of the Collateral, provided that, whether or not any such audit is performed, the Administrative Agent and the New Vehicle Swing Line Lender shall be entitled to rely on information provided by any existing lender of the Company or its Subsidiaries as to any Vehicles and Existing New Vehicle Facilities being refinanced or paid down on the Closing Date.

(xxiii) (x) delivery by the Company and each applicable Loan Party owning any Equity Interests required to be pledged pursuant to this Agreement, the Pledge Agreement or the Sonic Financial Pledge Agreement of all stock certificates evidencing such pledged Equity Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto and (y) delivery by the Company and each other applicable Loan Party owning any Equity Interests required to be delivered in escrow pursuant to the Escrow and Security Agreement of all stock certificates evidencing such Equity Interests;

(xxiv) UCC financing statements for filing in all places required by applicable law to perfect the Liens of the Administrative Agent for the benefit of the Secured Parties under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Administrative Agent for the benefit of the Secured Parties under the Security Instruments as a first priority Lien in and to such other Collateral as the Administrative Agent may require;

(xxv) UCC search results with respect to the Borrowers showing only Liens acceptable to the Administrative Agent (or pursuant to which arrangements satisfactory to the Administrative Agent shall have been made to remove any unacceptable Liens promptly after the Closing Date),

(xxvi) such duly executed Landlord Waivers as may be requested by the Administrative Agent in its sole discretion;

(xxvii) a certificate signed by a Responsible Officer of the Company certifying as to the status of the Unrestricted Subsidiaries;

(xxviii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Revolving Swing Line Lender, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender or the Required Lenders reasonably may require.

(b) Any fees required to be paid on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than pursuant to (x) a Revolving Committed Loan Notice, a New Vehicle Committed Loan Notice or a Used Vehicle Committed Loan Notice, in each case requesting only a conversion of Committed Loans to the other Type, (y) a Payment Commitment, or (z) a Payoff Letter Commitment) is subject to the following conditions precedent:

(a) The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) (i) In the case of Revolving Borrowings, no Revolving Default or Revolving Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof and (ii) in the case of New Vehicle Floorplan Borrowings and Used Vehicle Floorplan Borrowings, (A) no Floorplan Event of Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof, with respect to the Company or the New Vehicle Borrower that is requesting the Borrowing, (B) no Floorplan Event of Default under Section 8.03(b) shall exist, (C) no Floorplan Event of Default under Section 8.03(d) or (e) shall exist with respect to the Company, and (D) no Floorplan Event of Default under any other subsection of Section 8.03 has continued for sixty (60) days or more.

(c) The Administrative Agent and, if applicable, the L/C Issuer, the Revolving Swing Line Lender, the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In the case of Revolving Borrowings, the Total Revolving Outstandings after giving effect to such Request for Credit Extension shall not exceed the Revolving Advance Limit on such date.

(e) In the case of Used Vehicle Floorplan Borrowings, the Total Used Vehicle Floorplan Outstandings after giving effect to such Request for Credit Extensions shall not exceed the Used Vehicle Borrowing Base on such date.

(f) If the applicable Borrower is a New Vehicle Borrower, then the conditions of Section 2.24 to the designation of such Borrower as a New Vehicle Borrower shall have been met to the satisfaction of the Administrative Agent.

Each Request for Credit Extension (other than a Revolving Committed Loan Notice a New Vehicle Committed Loan Notice or a Used Vehicle Committed Loan Notice, in each case requesting only a conversion of Committed Loans to the other Type) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

4.03 Conditions to all New Vehicle Floorplan Borrowings pursuant to a Payment Commitment or a Payoff Letter Commitment. The obligation of the New Vehicle Floorplan Swing Line Lender to honor any request for a New Vehicle Floorplan Borrowing pursuant to a Payment Commitment or a Payoff Letter Commitment is subject to the following conditions precedent:

(a) To the extent required pursuant to the terms of such Payment Commitment or Payoff Letter Commitment, as the case may be, the New Vehicle Floorplan Swing Line Lender shall have received a manufacturer/distributor invoice, cash draft, electronic record, depository transfer check, sight draft, or such other documentation as may be specified in such Payment Commitment or Payoff Letter Commitment, identifying the Vehicles delivered or to be delivered to the applicable New Vehicle Borrower; and

(b) any other conditions precedent set forth in such Payment Commitment or Payoff Letter Commitment.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each of the Company and each New Vehicle Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all franchises and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clauses (b) and (c), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document (other than (i) any such filing necessary or advisable to perfect in favor of the Administrative Agent, for the benefit of the Secured Parties, the Liens on the Collateral and (ii)

any such approval, consent, exemption, authorization, other action, notice or filing that has been obtained, taken, given or made and is in full force and effect), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries dated September 30, 2005, and the related consolidated statements of income or operations, shareholders’ equity and cash flows, and consolidating statements of income or operations, in each case for the fiscal quarter ended on that date, and in each case prior to intercompany eliminations (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the consolidated financial condition of the Company and its Subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 7.03 sets forth all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) To the Company’s best knowledge, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (x) covenant compliance calculations provided hereunder or (y) the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect. Schedule 5.06 sets forth all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of $5,000,000 or which if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09 Environmental Compliance. The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and any material claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as (i) are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates and (ii) satisfy the requirements of the Security Instruments.

5.11 Taxes. The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12 ERISA Compliance.

(a) Each Plan, and to the knowledge of the Company, each Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan, and to the knowledge of the Company, each Multiemployer Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, an application for such a letter is currently being processed by the IRS with respect thereto or the Company is properly relying on the qualification of a prototype plan which the Company has duly adopted and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan and each Multiemployer Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made by the Company or any ERISA Affiliate with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has engaged in any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan, and to the knowledge of the Company, with respect to any Multiemployer Plan; (ii) no Pension Plan has any Unfunded Pension Liability in excess of $1,000,000; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan in an aggregate amount in excess of $1,000,000; and iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. The Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. All of the outstanding Equity Interests in the Company have been validly issued and are fully paid and nonassessable.

5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a) Neither the Company nor any New Vehicle Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Company, any Person Controlling the Company, or any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Compliance with Laws. Each of the Company and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Books and Records. Each of the Company and each Subsidiary maintains proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied have been made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.

5.19 Franchise Agreements and Framework Agreements. The Company has provided to the Administrative Agent true, correct and complete copies of (a) a standard form of Franchise Agreement for each vehicle manufacturer or distributor and (b) each Framework Agreement, in each case in effect as of the Closing Date. Except as set forth on Schedule 5.19 or with respect to any Franchise Agreement entered into after the Closing Date and delivered to the Administrative Agent and each Lender pursuant to Section 6.03(f), there is no material deviation in any Franchise Agreement from the standard form of Franchise Agreements for the applicable vehicle manufacturer or distributor delivered as of the Closing Date. Each Franchise Agreement and Framework Agreement is, other than as disclosed in writing to the Administrative Agent and the Lenders, in full force and effect and is enforceable by the applicable Loan Party in accordance with its terms. To the knowledge of the Company, (a) no party to any Franchise Agreement or Framework Agreement is in material breach of, or has failed to perform in any material respect or is in material default under, such Franchise Agreement or Framework Agreement and (b) no party to any Franchise Agreement or Framework Agreement has given or received any notice of any proposed or threatened termination of such Franchise Agreement or Framework Agreement (except any such notice that has been disclosed to the Administrative Agent and each Lender, as the case may be, pursuant to Section 6.03(f)).

5.20 Collateral.

(a) The provisions of each of the Security Instruments are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable first priority, perfected security interest in all right, title and interest of each applicable Loan Party in the Collateral described therein, except as otherwise permitted hereunder.

(b) No Contractual Obligation to which any Loan Party is a party or by which the property of any Loan Party is bound prohibits the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on Collateral evidenced and created by any of the Loan Documents.

5.21 Solvency. Both before and after giving effect to the Loans hereunder, each Loan Party is Solvent. On the Closing Date, both before and after giving effect to the Loans hereunder, each Loan Party is Solvent.

5.22 Labor Matters. As of the date hereof, to the Company’s and its Subsidiaries’ knowledge, there are no material labor disputes to which the Company or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons’ plants and other facilities.

5.23 Acquisitions. As of the Closing Date and as of the date of each Permitted Acquisition, all material conditions precedent to, all consents from applicable Governmental Authorities, and all other material consents necessary to permit, such Permitted Acquisition have been or will be satisfied or waived by the Company.

5.24 Retail Contracts.

(a) No legal or governmental proceedings are pending which would reasonably be seen as likely to materially impair the value of the Retail Contracts taken as a whole, and to the knowledge of Company and Cornerstone, no such proceedings are threatened or contemplated by any Governmental Authority or any other Person.

(b) Each Retail Contract shall represent the genuine, legal, valid, and binding payment obligation in writing of the obligors thereunder, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally.

(c) The Obligor on each Retail Contract has obtained or agreed to obtain physical damage insurance covering the Vehicles financed pursuant to the applicable Retail Contract.

(d) The numerical data relating to the characteristics of the Retail Contracts contained in the Company’s and Subsidiaries’ financial statements provided to the Administrative Agent are true and correct in all material respects.

(e) Each Retail Contract constitutes “chattel paper” or “electronic chattel paper” as each is defined in the UCC.

(f) There is only one original executed copy of each Retail Contract.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company (or if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a consolidated and consolidating balance sheet (including a separate line item for Eligible Used Vehicle Inventory) of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows and consolidating statements of income or operations, in each case for such fiscal year, in each case prior to intercompany eliminations and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders as to whether such financial statements are free of material misstatement, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement and (ii) (A) management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of the end of such fiscal year of the Company as required in accordance with Item 308 of SEC Regulation S-K expressing a conclusion which contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Required Lenders do not object, and (B) an attestation report of such Registered Public Accounting Firm on management’s assessment of, and the opinion of the Registered Public Accounting Firm independently assessing the effectiveness of, the Company’s internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2 and Section 404 of Sarbanes-Oxley and expressing a conclusion which contains no statement that there is a material weakness in such internal controls, except for such material weakness as to which the Required Lenders do not object, and such consolidating statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or if earlier, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a consolidated and consolidating balance sheet (including a separate line item for Eligible Used Vehicle Inventory) of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows and consolidating statements of income or operations, in each case for such fiscal quarter and for the portion of the Company’s fiscal year then ended, in each case prior to intercompany eliminations and setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries;

As to any information contained in materials furnished pursuant to Section 6.02(g), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

(b) concurrently with (and in no event later than the time required for) the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Revolving Borrowing Base Certificate as of the end of the respective fiscal year or fiscal quarter, signed by a Responsible Officer of the Company; provided that, if any Event of Default shall have occurred and be continuing, the Company shall deliver such Revolving Borrowing Base Certificates, each signed by a Responsible Officer of the Company, as of the end of each calendar month within 20 days after the end of such calendar month and at any other time requested by the Administrative Agent;

(c) within twenty (20) days after the end of each calendar month, a duly completed Used Vehicle Borrowing Base Certificate signed by a Responsible Officer of the Company as at the end of such calendar month;

(d) within a reasonable period of time after any request by the Administrative Agent, detailed information regarding assets in the Revolving Borrowing Base, including without limitation receivables ageing reports, inventory and equipment listings for all Vehicles and summaries of the Finance Receivables Portfolio of Cornerstone Acceptance Corporation, in each case in form and substance and containing such details as may be reasonably requested by the Administrative Agent;

(e) within a reasonable period of time after any request by the Administrative Agent, Vehicle Title Documentation and manufacturer/dealer statements;

(f) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

(g) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(h) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

(i) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”). The Company hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Company shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

6.03 Notices. Promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any notice or correspondence from or on behalf of the applicable franchisor, distributor or manufacturer, the Company or any Subsidiary alleging that any such event has occurred with respect to any Franchise Agreement or Framework Agreement, (iii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority which such dispute, litigation, investigation, proceeding or suspension arising under this clause (iii) has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iv) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, where the result of such event arising under this clause (iv) has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event with respect to a Pension Plan, and subject to notification to the Company, with respect to a Multiemployer Plan;

(d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary;

(e) of the Registered Public Accounting Firm’s determination (in connection with its preparation of any report under Section 6.01(a)(ii)) or the Company’s determination at any time of the occurrence or existence of any Internal Control Event; and

(f) of (i) any Franchise Agreement entered into after the Closing Date (and a copy of such Franchise Agreement) which deviates in any material respect from the Franchise Agreements for the applicable vehicle manufacturer or distributor delivered as of the Closing Date, (ii) any Framework Agreement (and a copy of such Framework Agreement) entered into after the Closing Date (including the subject matter and term of such Framework Agreement), (iii) the termination or expiration of any Franchise Agreement or Framework Agreement, (iv) any amendment or other modification (and a copy of such amendment or modification) of any Framework Agreement, and (v) any material adverse change in the relationship between the Company or any Borrower and any vehicle manufacturer or distributor, including the written threat of loss of a new vehicle franchise or the written threat of termination of a Franchise Agreement or Framework Agreement.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, including Vehicles, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05 Preservation of Existence, Etc.; Maintenance of Vehicle Title Documentation. Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (d) if applicable, preserve and maintain, in accordance with its standard policies and procedures, all manufacturer statements of origin, certificates of origin, certificates of title or ownership and other customary vehicle title documentation (collectively, the “Vehicle Title Documentation”) necessary or desirable in the normal conduct of its business and maintain records evidencing which Vehicles are being used as Demonstrators and Rental Vehicles.

6.06 Maintenance of Properties; Repairs. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and otherwise as required by the Security Instruments; (b) maintain general public liability insurance at all times with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, against liability on account of damage to persons and property; and (c) maintain insurance under all applicable workers’ compensation laws and against loss by reason of business interruption with such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverage than that maintained on the Closing Date, such insurance policies to be in form reasonably satisfactory to the Administrative Agent. Each of the policies described in this Section 6.07 shall provide that the insurer shall give the Administrative Agent not less than thirty (30) days’ prior written notice before any material amendment to any such policy by endorsement or any lapse, termination or cancellation thereof, each such policy of liability insurance shall list the Administrative Agent as an additional insured, and each such policy of casualty insurance shall list the Administrative Agent as loss payee pursuant to a loss payee clause in form and substance satisfactory to the Administrative Agent.

6.08 Compliance with Laws and Contractual Obligations. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees and all Contractual Obligations applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be, including, if applicable, books and records specifying the year, make, model, cost, price, location and vehicle identification number of each Vehicle owned by the Company or such Subsidiary.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties (including inspecting Vehicles and conducting random samples of the Net Book Value of the Used Vehicles), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company (except for access required in connection with a floorplan audit pursuant to Section 6.12, which will be permitted at any time during regular business hours (or at other times consistent with standard industry practice) and without advance notice); provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions:

(a) in the case of the Revolving Credit Facility (i) for acquisitions, working capital, capital expenditures, and other lawful corporate purposes, and (ii) to refinance the Existing Credit Agreement, in each case not in contravention of any Law or of any Loan Document;

(b) in the case of the New Vehicle Floorplan Facility (i) to finance the acquisition by the New Vehicle Borrowers of New Vehicle Inventory (including dealer trade, Demonstrators, Rental Vehicles and Fleet Vehicles) pursuant to New Vehicle Floorplan Committed Loan Notices, New Vehicle Floorplan Swing Line Loan Notices, Payment Commitments or Payoff Letter Commitments, and (ii) to refinance indebtedness outstanding under existing new vehicle floorplan facilities of the New Vehicle Borrowers (collectively, the “Existing New Vehicle Facilities”), in each case not in contravention of any Law or any Loan Document; and

(c) in the case of the Used Vehicle Floorplan Facility (i) to finance the acquisition of Used Vehicle inventory, and (ii) to refinance the Existing Credit Agreement, in each case not in contravention of any Law or of any Loan Document;

provided that no proceeds of any Credit Extension shall be paid to any Unrestricted Subsidiary.

6.12 Floorplan Audits.

(a) Entry on Premises. Each New Vehicle Borrower shall permit a duly authorized representative of the New Vehicle Swing Line Lender to enter upon such New Vehicle Borrower’s premises during regular business hours (or at other times consistent with standard industry practice) to perform audits of Vehicles constituting Collateral in a manner reasonably satisfactory to the New Vehicle Swing Line Lender on a quarterly basis or at other intervals consistent with sound floorplan lending practices, but no less frequently than once in any twelve (12) month period. Each New Vehicle Borrower shall assist the New Vehicle Swing Line Lender, and its representatives, in whatever way reasonably necessary to make the inspections and audits provided for herein.

(b) Delivery of Audits. Within thirty (30) days after the end of each fiscal quarter of the Company, the New Vehicle Swing Line Lender shall deliver to the Administrative Agent a summary of the audits of each of the New Vehicle Borrowers performed by the New Vehicle Swing Line Lender during the fiscal quarter just ended, setting forth therein a spread sheet reflecting, for each New Vehicle Borrower, a summary of the results of each floorplan audit during the fiscal quarter. The Administrative Agent shall promptly deliver a copy of such report to each Lender.

6.13 Location of Vehicles. Keep the Vehicles only at the locations set forth on Schedule 6.13, as such schedule may be revised from time to time as set forth in the Compliance Certificate delivered pursuant to Section 6.02(a), except that Vehicles may, in the ordinary course of business, be temporarily in transit to or between such locations or may be temporarily removed from such locations for repair or when being test driven by potential customers.

6.14 Additional Subsidiaries. As soon as practicable but in any event within thirty (30) days following the acquisition, creation or designation of any Restricted Subsidiary cause to be delivered to the Administrative Agent each of the following:

(i) a Joinder Agreement duly executed by such Restricted Subsidiary with all schedules and information thereto appropriately completed (including appropriate indications if such Restricted Subsidiary is a Dual Subsidiary or a Silo Subsidiary);

(ii) a Joinder Agreement (or an amendment to a Joinder Agreement or a supplement to the Pledge Agreement or Escrow and Security Agreement, as applicable) by the direct owner of the Equity Interests in such Restricted Subsidiary, which Joinder Agreement (or amendment or supplement) effects the pledge of the Equity Interests of such Restricted Subsidiary pursuant to the Pledge Agreement or the escrow of the Equity Interests of such Restricted Subsidiary pursuant to the Escrow and Security Agreement, as the case may be;

(iii) UCC financing statements naming such Restricted Subsidiary as “Debtor” and naming the Administrative Agent for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its counsel to be filed in all UCC filing offices in which filing is necessary or advisable to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Liens on the Collateral conferred under such Joinder Agreement and other Security Instruments to the extent such Lien may be perfected by UCC filings;

(iv) unless the Required Lenders expressly waive such requirement in accordance with Section 10.01, an opinion or opinions of counsel to such Restricted Subsidiary dated as of the date of delivery of such Joinder Agreements (and other Loan Documents) provided for in this Section 6.14 and addressed to the Administrative Agent, in form and substance acceptable to the Administrative Agent;

(v) the documents described in Sections 4.01(a)(iii), (iv), (vi), (vii), (xiii), (xiv), (xxv) and (xxvi) with respect to such Restricted Subsidiary; and

(vi) evidence satisfactory to the Administrative Agent that all taxes, filing fees, recording fees and other related transaction costs have been paid.

Within ninety (90) days after the Closing Date, the Company shall deliver to the Administrative Agent each of the items required in clauses (i) – (vi) above with respect to Sonic Tysons Corner H, Inc. and Sonic Tysons Corner Infiniti, Inc.

6.15 New Vehicle Borrowers. If the Company requests that the Aggregate New Vehicle Floorplan Commitments be made available to a newly acquired or created Subsidiary which engages in the business of selling or leasing New Vehicles (other than a Silo Subsidiary) deliver within sixty (60) days following the acquisition or creation of such Subsidiary, in addition to the deliveries required pursuant to Section 6.14 (which still must be delivered within the thirty (30) day period set forth therein), a Joinder Agreement (or amended and restated Joinder Agreement) duly executed by such Subsidiary with all schedules thereto appropriately completed with respect to becoming a New Vehicle Borrower hereunder and an opinion or opinions of counsel to such Subsidiary dated as of the date of delivery of such Joinder Agreement (as amended and restated Joinder Agreement) provided for in this Section 6.15 and addressed to the Administrative Agent, in form and substance acceptable to the Administrative Agent. In addition, such Subsidiary shall also comply with Section 7.18 (in the case of a Silo Subsidiary) or Section 7.19 (in the case of a Dual Subsidiary).

6.16 Further Assurances. Execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, including, without limitation, (i) causing any additions, substitutions, replacements, or equipment related to the Vehicles financed hereunder to be covered by and subject to the Liens created in the Loan Documents to which any New Vehicle Borrower is a party; and (ii) with respect to any Vehicles which are or required to be subject to Liens created in the Loan Document to which any New Vehicle Borrower is a party, execute, acknowledge, endorse, deliver, procure, and record or file any document or instrument, including, without limitation, any financing statement or any Vehicle Title Documentation, deemed advisable by the Administrative Agent or the New Vehicle Swing Line Lender to protect the Liens granted in this Agreement or the Loan Documents to which any of them respectively is a party and against the rights or interests of third Persons, and the Company will pay all reasonable costs connected with any of the foregoing.

6.17 Retail Contracts.

(i) at request of the Administrative Agent, stamp each Retail Contract with a notation, in order to perfect the Administrative Agent’s security interest, containing such language as the Administrative Agent may require to indicate the Administrative Agent’s valid first priority lien, and/or at the Administrative Agent’s sole discretion, the Administrative Agent or its authorized agent may take possession of the Retail Contracts;

(ii) purchase only those Retail Contracts originating from an Affiliated Dealer;

(iii) purchase only those Retail Contracts which (a) were originated by an Affiliated Dealer in the state in which the applicable Affiliated Dealer conducts business for the retail sale of a Cornerstone Financed Vehicle in the ordinary course of such Affiliated Dealer’s business, (b) were fully and properly executed by the parties thereto, (c) were originated by an Affiliated Dealer, and (d) were validly assigned by such Affiliated Dealer to Cornerstone;

(iv) purchase only those Retail Contracts which (a) create a valid, subsisting, and enforceable first priority security interest in favor of the Affiliated Dealer in the Financed Vehicle, (b) contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral, and (c) provide for, in the event that such Retail Contract is prepaid, a prepayment that fully pays the principal balance;

(v) purchase only those Retail Contracts originated pursuant to the sale of a Cornerstone Financed Vehicle which such sale complied (at the time it was originated or made) and shall comply (at the execution of this Agreement) in all material respects with all requirements of applicable Laws, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B, M and Z, and the State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws;

(vi) keep the Retail Contracts at Cornerstone’s Addresses, unless otherwise directed by the Administrative Agent, in a reasonably secured area, protected by fire, and with adequate protection to resume business in a reasonable amount of time, in case of loss;

(vii) maintain accounts and records as to each Retail Contract accurately and in sufficient detail to permit the reader thereof to know at any time the status of each Retail Contract, including payments and recoveries made and payments owing (and the nature of each);

(viii) give to any prospective purchaser, lender, or other transferee, computer tapes, records, or print-outs (including restored from back-up archives), which, if containing references in any manner whatsoever to any Retail Contract shall indicate clearly that the Administrative Agent has a first priority and valid lien against such Retail Contract, if at any time Cornerstone proposes to sell, grant a security interest in, or otherwise transfer any interest in the Retail Contracts to any prospective purchaser, lender, or other transferee;

(ix) defend the rights, title, and interest of the Administrative Agent in, to and under such Retail Contracts against all claims of third parties claiming through or under Cornerstone, and shall join in such defense;

(x) cause the Affiliated Dealers to use only such Retail Contracts as will have been approved by Administrative Agent in writing, it being understood, however, that any such approval shall not indicate compliance with any applicable Laws or with this Agreement; and

(xi) promptly notify the Administrative Agent in writing of any material change occurring in or to the Cornerstone Collateral, including any event causing a material loss or depreciation of the Collateral and the amount of such loss or depreciation.

6.18 Interim Floorplan Indebtedness. Within thirty (30) days of the Closing Date, designate each Subsidiary obligated pursuant to Interim Floorplan Indebtedness which is not a New Vehicle Borrower as of the Closing Date as either a Dual Subsidiary or a Silo Subsidiary in accordance with the terms of this Agreement.

6.19 Landlord Waivers. Within 90 days of the Closing Date, with respect to any real property leased by the Company or any Subsidiary Guarantor, the Company shall use commercially reasonable efforts (and shall deliver to the Administrative Agent satisfactory evidence of such efforts) to deliver a Landlord Waiver (to the extent not required by the Administrative Agent to be delivered as of the Closing Date) duly executed by the applicable landlord in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 7.01 and any refunding, refinancing, renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any refunding, refinancing, renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting a Revolving Event of Default under Section 8.01(h) or a Floorplan Event of Default under Section 8.03(f);

(i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j) Liens securing Permitted Silo Indebtedness, provided that such Liens do not at any time encumber any property other than the New Vehicles and, in the case of Specified BMW Franchises, the Used Vehicles financed by such Permitted Silo Indebtedness, and cash collateral accounts maintained by (or letters of credit issued to) the holders of such Permitted Silo Indebtedness and agreed to by the Administrative Agent, and proceeds of the foregoing property described in this clause (j); provided further that a Vehicle financed by one or more loans under a Permitted Silo Indebtedness facility provided by a finance company may also cross-collateralize other loans under such facility;

(k) Liens securing Interim Floorplan Indebtedness, provided that (i) such Liens do not at any time encumber any property other than the property financed by such Interim Floorplan Indebtedness and (ii) such Liens are released to the satisfaction of the Administrative Agent within 30 days of the Closing Date;

(l) Liens securing the Equipment described on Schedule 1.01C, provided that such Liens shall be terminated within one (1) year of the Closing Date; and

(m) Liens not otherwise permitted under this Section 7.01; provided that (i) at the time of the creation or incurrence of such Lien, no Default shall exist or would result from such Lien, (ii) no such Lien attaches to any Collateral, and (iii) the aggregate Indebtedness secured by all Liens created or incurred in reliance on this clause (m) shall not exceed $25,000,000 at any time.

7.02 Investments. Make any Investments, except:

(a) Investments held by the Company or such Subsidiary in the form of cash equivalents or short-term marketable securities;

(b) advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) Investments of the Company in any Guarantor and Investments of any Guarantor in the Company or in another Guarantor;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 7.03;

(f) Acquisitions permitted by Section 7.12;

(g) loans to consumers to finance such consumers’ purchase of Vehicles, which loans are made pursuant to Retail Contracts;

(h) capital contributions (in order to meet capital requirements imposed by applicable Law) or insurance premium payments by any Loan Party to SRM Assurance, Ltd., which capital contributions and premium payments do not exceed $6,000,000 in the aggregate in any fiscal year of the Company; and

(i) other Investments not exceeding $5,000,000 in the aggregate in any fiscal year of the Company.

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c) Guarantees of the Company or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Company or any other Guarantor;

(d) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

(f) Indebtedness in an aggregate principal amount not to exceed $40,000,000 at any time outstanding;

(g) Permitted Silo Indebtedness;

(h) Indebtedness of Subsidiaries that are new vehicle dealerships and that are not New Vehicle Borrowers as of the Closing Date, owed to any manufacturer-affiliated finance company (including BMW Financial Services, NA, LLC but excluding any other Lender under the Senior Credit Facility as of the Closing Date) providing financing pursuant to any Permitted Silo Indebtedness to the Borrowers (other than Borrowers who as of the Closing Date were New Vehicle Borrowers) if the Company provides written notice to the Administrative Agent that (i) the conditions precedent for imposition of the Reserve Commitment exist as of the date of such notice, and requesting therein a reasonable increase in the Aggregate New Vehicle Floorplan Commitments pursuant to Section 2.23 and the Lenders shall not, within thirty (30) Business Days after the date of such notice, have provided for such increase in the Aggregate New Vehicle Floorplan Commitments, or (ii) in connection with a Permitted Acquisition, the

Aggregate New Vehicle Floorplan Commitments will not, in the reasonable determination of the Company, be adequate for the floor plan funding requirements of the new vehicle dealership Subsidiaries to be acquired and the Lenders shall not, within thirty (30) Business Days after the date of such notice have agreed to increase the Aggregate New Vehicle Floorplan Commitments in the amounts reasonably requested by the Company upon closing of the acquisition of such new vehicle dealership Subsidiaries.

(i) Subordinated Indenture Indebtedness;

(j) Subordinated Indebtedness in addition to the Subordinated Indenture Indebtedness, if both immediately prior to the issuance of such additional Subordinated Indebtedness and after giving effect to such Subordinated Indebtedness (i) no Default shall have occurred or be continuing, and (ii) the Consolidated Total Debt to EBITDA Ratio is less than or equal to 4.50 to 1.00;

(k) Interim Floorplan Indebtedness; provided that such Indebtedness is terminated within 30 days of the Closing Date.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person;

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Company or a Guarantor; and

(c) any Subsidiary which has Disposed of all or substantially all of its assets in accordance with the terms of this Agreement may be dissolved or have its entity status terminated.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory including Eligible Vehicle Inventory, in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Subsidiary to the Company or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Company or a Guarantor;

(e) Dispositions permitted by Section 7.04;

(f) Dispositions of real estate for fair market value, which real estate is simultaneously leased back by the Company or a Subsidiary for use as a motor vehicle dealership;

(g) Disposition of any Retail Contract(s) or the Finance Receivables Portfolio of Cornerstone Receivable Portfolio, provided that then applicable Revolving Borrowing Base shall be reduced accordingly;

(h) Dispositions by the Borrower and its Subsidiaries of property pursuant to sale-leaseback transactions, provided that the book value of all property so Disposed of shall not exceed $50,000,000 in any fiscal year;

(i) Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate fair market value of all property Disposed of in reliance on this clause (i) in any fiscal year shall not exceed (x) $30,000,000 per such Disposition or (y) $100,000,000 in any fiscal year;

provided, however, that any Disposition pursuant to clauses (a) through (h) shall be for fair market value.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) the Company may make Restricted Payments, so long as (a) no Default shall have occurred and be continuing at the time of any such Restricted Payment or would result therefrom, and (b) after giving effect to such Restricted Payment on a pro forma basis, the Consolidated Adjusted Fixed Charge Coverage Ratio (as of the last day of the most recent fiscal quarter for which a Compliance Certificate has been or is required to be delivered pursuant to Section 6.02(a)) is at least 1.05 to 1.00 and (ii) any Subsidiary may make Restricted Payments to the Company or a Guarantor.

Notwithstanding the foregoing, it is understood that nothing in this Section 7.06 shall limit the requirement of compliance with each other covenant set forth in this Agreement and the other Loan Documents, including compliance with the financial covenants set forth in Section 7.11 on each required date of measurement thereof.

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among the Company and any Guarantor or between and among any Guarantors.

7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any Loan Party or to otherwise transfer property to the Company or any Loan Party, (ii) of any Subsidiary to Guarantee the Indebtedness of the Company, or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit (x) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e), (g) or (k) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or (y) manufacturer limitations on dividends set forth in Franchise Agreements or Framework Agreements which limitations relate to minimum capitalization requirements for dealerships; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Consolidated Liquidity Ratio. Permit the Consolidated Liquidity Ratio as of the end of any fiscal quarter of the Company to be less than 1.15 to 1.00.

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio at any time during any period of four fiscal quarters of the Company to be less than 1.20 to 1.00.

(c) Consolidated Total Senior Secured Debt to EBITDA Ratio. Permit the Consolidated Total Senior Secured Debt to EBITDA Ratio at any time during any period of four fiscal quarters of the Company to be greater than 2.25 to 1.00.

7.12 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the material line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Company and its Subsidiaries, or substantially related or incidental thereto, (ii) no Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and, (iii) if the Cost of Acquisition is in excess of $50,000,000, (x) the Required Lenders shall have consented to such Acquisition, and (y) the Company shall have furnished to the Administrative Agent (A) pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and all other Acquisitions consummated since such fiscal year end and (B) a Compliance Certificate prepared on a historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to Section 4.01(a) or Section 6.01(a) or (b) giving effect to such Acquisitions, which certificate shall demonstrate that no Default would exist immediately after giving effect to such Acquisitions, (iv) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Company or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Company or a wholly-owned Subsidiary), and (v) after the consummation of the Acquisition the Company or any applicable Subsidiary shall have complied with the provisions of Section 6.14.

7.13 Revolving Borrowing Base. (a) Permit at any time the sum of the Total Revolving Outstandings to exceed the Revolving Advance Limit, unless the Company shall have immediately complied with Section 2.14(e) with respect to such excess; or (b) substantially change the method of valuation of the Collateral with respect to the Revolving Borrowing Base from that used by the Company and its Subsidiaries on the Closing Date.

7.14 Used Vehicle Borrowing Base.

(a) Permit at any time the sum of the Total Used Vehicle Floorplan Outstandings to exceed the Used Vehicle Borrowing Base, unless the Company shall have immediately complied with Section 2.14(g) with respect to such excess; or

(b) substantially change the method of valuing the Collateral with respect to the Used Vehicle Borrowing Base from that used by the Company and its Subsidiaries on the Closing Date.

7.15 Amendments of Certain Indebtedness. Amend, modify or change in any manner any term or condition of any Subordinated Indenture Indebtedness or any refinancing of any Subordinated Indenture Indebtedness so that the terms and conditions thereof are less favorable to the Administrative Agent, the Lenders and the L/C Issuers than the terms and conditions of the relevant Subordinated Indenture Indebtedness as of the later of the Closing Date or the date of incurrence thereof.

7.16 Prepayments, etc. of Certain Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, the Subordinated Indenture Indebtedness or any Indebtedness permitted by Section 7.03(j); provided, however, that so long as no Default exists or will result from such prepayment, redemption, purchase, defeasance or other satisfaction, the Company may prepay, redeem, purchase, defease or otherwise satisfy Subordinated Indenture Indebtedness or other Indebtedness permitted by Section 7.03(j) in an amount not in excess of $25,000,000 in any calendar year.

7.17 Retail Contracts.

(a) Permit Cornerstone to purchase any Retail Contract which shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, or assignment of such Retail Contract under this Agreement shall be unlawful, void, or voidable.

(b) Permit Cornerstone to sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, or

(c) Permit Cornerstone to enter into any agreement of sale with an Affiliated Dealer containing any waiver of any Affiliated Dealer’s obligations to repurchase the Retail Contracts and Cornerstone Financed Vehicles.

7.18 Silo Subsidiaries. Permit any Subsidiary to become a Silo Subsidiary unless such Subsidiary operates only a Specified Franchise; provided that, (i) such Subsidiary shall not be designated a New Vehicle Borrower or entitled to the proceeds of any New Vehicle Floorplan Loans, (ii) no New Vehicle Inventory of such Subsidiary shall be financed by any New Vehicle Floorplan Loans, and (iii) prior to the time of designation of such Subsidiary as a Silo Subsidiary, all outstanding New Vehicle Floorplan Loans with respect to such Subsidiary shall have been repaid.

7.19 Dual Subsidiaries. Permit any Subsidiary to become a Dual Subsidiary unless such Subsidiary operates one or more Specified Franchises; provided that, (i) although such Subsidiary may be designated as a New Vehicle Borrower, no New Vehicle Inventory of any such Specified Franchise shall be financed by any New Vehicle Floorplan Loan, and (ii) prior to the time of designation of such Subsidiary as a Dual Subsidiary, all outstanding New Vehicle Floorplan Loans with respect to such Subsidiary for New Vehicles of any Specified Franchise shall have been repaid.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Revolving Events of Default. Any of the following shall constitute a Revolving Event of Default (each a “Revolving Event of Default”):

(a) Non-Payment. The Company or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Revolving Loan or any L/C Obligation, or (ii) within five (5) days after the same becomes due, any interest on any Revolving Loan or on any L/C Obligation, or any fee due hereunder with respect to the Revolving Facility, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document with respect to the Revolving Facility; or

(b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a), (b) or (c), 6.03, 6.05, 6.10, 6.11 or 6.12 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (i) when made or deemed made or (ii) at the time a draft with respect to a Payment Commitment or a Payoff Letter Commitment is presented for payment; or

(e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness in excess of the Threshold Amount to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. The Company, any Loan Party or any of their respective Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Company or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against the Company or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to those Liens permitted by Section 7.01; or

(k) Change of Control. There occurs any Change of Control; or

(l) Franchise Agreements and Framework Agreements. (i) Any Franchise Agreement or Framework Agreement is terminated or suspended or expires and a replacement for such Franchise Agreement or Framework Agreement is not entered into within 30 days of such termination, suspension or expiration; or (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement or Framework Agreement which is not cured within any applicable cure period therein, except in each case referred to in clauses (i) and (ii) to the extent such termination, suspension, expiration, or default (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect;

(m) Out of Balance. An audit performed by the Administrative Agent or New Vehicle Swing Line Lender pursuant to the provisions of Section 6.10 reveals that Vehicles of the Borrowers securing the Obligations have, for a period of thirty (30) consecutive days, been Out of Balance, and such Out of Balance condition continues until the earlier of (i) three (3) days following knowledge thereof by an officer of the Company and (ii) three (3) days following notice to the Company thereof; or

(n) Floorplan Event of Default. A Floorplan Event of Default shall occur and be continuing.

8.02 Remedies Upon Revolving Event of Default. If any Revolving Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Revolving Lender to make Revolving Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document with respect to the Revolving Facility to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

(c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Revolving Lenders all rights and remedies available to it and the Revolving Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Revolving Lender to make Revolving Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Revolving Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Revolving Lender.

(e) Notwithstanding the above, with respect to a Revolving Event of Default described in Section 8.01(n), if such is caused solely by the occurrence of a single Event of Default occurring under Section 8.03(a), (c), (d), or (h) and affects only one New Vehicle Borrower and no other Event of Default has occurred and is continuing, the Administrative Agent shall not be entitled to accelerate the Revolving Credit Facility for a period of sixty (60) days from the date of such Floorplan Event of Default.

8.03 Floorplan Events of Default. Any of the following shall constitute a Floorplan Event of Default in respect of any one or more Borrowers (each, a “Floorplan Event of Default”):

(a) Non-Payment. (i) Any Borrower or any other Loan Party fails to pay (A) when and as required to be paid herein, any amount of principal of any Floorplan Loan or any New

Vehicle Floorplan Overdraft (except for any payment required by Section 2.16(b)(iii) which constitutes an Out of Balance condition (as to which reference is made to clause (ii) below)), or (B) within five (5) days after the same becomes due, any interest on any Floorplan Loan, or any fee due hereunder with respect to the Floorplan Facility, or (C) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document with respect to the Floorplan Facility, or (ii) the Company shall fail to cure any Out of Balance condition, which condition shall remain unremedied for a period of three days following notice thereof by the Administrative Agent or New Vehicle Swing Line Lender to the Company; or

(b) Specific Covenants. (i) A Revolving Event of Default which has not been cured or waived within 60 days of the occurrence of such Revolving Event of Default, (ii) repayment of amounts outstanding under the Revolving Credit Facility shall be accelerated, or (iii) the Company shall fail to pay any principal or interest due under the Revolving Facility within sixty (60) days of the due date; or

(c) Cross-Default. (i) The Company or any New Vehicle Borrower (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness in excess of the Threshold Amount to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or such New Vehicle Borrower is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or such New Vehicle Borrower is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such New Vehicle Borrower as a result thereof is greater than the Threshold Amount; or

(d) Insolvency Proceedings, Etc. The Company or any New Vehicle Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(e) Inability to Pay Debts; Attachment. (i) The Company or any New Vehicle Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(f) Judgments. There is entered against the Company or any New Vehicle Borrower (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(g) Franchise Agreements and Framework Agreement. With respect to the Company or any New Vehicle Borrower, (i) any Franchise Agreement or Framework Agreement of the Company or such New Vehicle Borrower is terminated or suspended or expires and a replacement for such Franchise Agreement or Framework Agreement is not entered into within thirty (30) days of such termination, suspension or expiration; or (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement or Framework Agreement which is not cured within any applicable cure period therein, except in each case referred to in clauses (i) and (ii) to the extent such termination, suspension, expiration, or default (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; or

(h) Invalidity of Loan Documents and Collateral. (i) Any Loan Document with respect to the Company or any New Vehicle Borrower, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to those Liens permitted by Section 7.01.

8.04 Floorplan Remedies.

(a) Upon the occurrence of a Floorplan Event of Default under Section 8.03(a), (c), (d), (e), (f), (g) or (h) with respect to the Company or any New Vehicle Borrower, the Administrative Agent may, and at the direction of the Required Lenders, shall: (i) (A) make no further Floorplan Loans to the Company, such New Vehicle Borrower or (in the case of any Floorplan Event of Default under Section 8.03(d) or (e) with respect to the Company) any New Vehicle Borrower during the continuance of such Floorplan Event of Default and shall at the direction of the Required Lenders cause the Borrowers to terminate all “sweep”, “connectivity”, “automatic funding”, “zero balanced” account features and related transfer services in respect of automatic deposit accounts, and (B) the Administrative Agent and the New Vehicle Swing Line Lender, upon three (3) days prior notice to the Company before the first debit, may initiate automatic debits from all such accounts of the Company or such New Vehicle Borrower in order to pay sums due under any Floorplan Loans of the Company or such New Vehicle Borrower. Notwithstanding the foregoing, the Lenders shall continue to make Floorplan Loans available to the Company and all New Vehicle Borrowers with respect to which no Floorplan Event of Default has occurred unless otherwise provided in Section 8.04(c) below.

(b) Upon the occurrence and during the continuance of a Floorplan Event of Default under Section 8.03(b) above, the Applicable Margin for all Floorplan Loans made to the Company and all New Vehicle Borrowers during the sixty (60) day period referred to therein shall increase by two percent (2%).

(c) Immediately upon the occurrence of a Floorplan Event of Default under Section 8.03(b), or sixty (60) days after the occurrence of any Floorplan Event of Default under Section 8.03(a), (c), (d), (e), (f), (g) or (h) that is continuing and immediately upon the occurrence of a second, concurrent Floorplan Event of Default under Section 8.03(a), (c), (d), (e), (f), (g) or (h), (i) (unless otherwise permitted by the New Vehicle Swing Line Lender pursuant to Section 2.09) no further Loans shall be made to the Company or any New Vehicle Borrower and the Administrative Agent may, and at the request of the Required Lenders shall, by written or facsimile notice to the Company, take any of the following actions at the same or different times: (w) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated and any such termination shall automatically terminate the Revolving Swing Line, the New Vehicle Floorplan Swing Line and the Used Vehicle Floorplan Swing Line, (x) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, (y) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof), and (z) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and (ii) the New Vehicle Swing Line Lender in its sole discretion may suspend and terminate all Payment Commitments and Payoff Letter Commitments, (iii) to the extent the New Vehicle Swing Line Lender determines that such suspension and termination is permitted by the terms of such Payment Commitments and Payoff Letter Commitments) the New Vehicle Swing Line Lender shall, at the request of the Required Lenders, suspend and terminate any or all of the Payment Commitments and Payoff Letter Commitments, and (iv) the Administrative Agent shall have all remedies available to it at law or in equity or as contained in any of the Loan Documents;

provided, however, that if any Revolving Event of Default occurs and is continuing and if the commitment of the Revolving Lenders to make Revolving Loans has been terminated pursuant to Section 8.02, then the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(x) declare the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(y) declare the unpaid principal amount of all outstanding Used Vehicle Floorplan Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document with respect to the Used Vehicle Floorplan Facility to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

exercise on behalf of itself and the Used Vehicle Floorplan Lenders all rights and remedies available to it and the Used Vehicle Floorplan Lenders under the Loan Documents;

provided further, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Lender to make New Vehicle Floorplan Loans or Used Vehicle Floorplan Loans shall automatically terminate, the unpaid principal amount of all outstanding Floorplan Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender; and

provided further, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any New Vehicle Borrower under the Bankruptcy Code of the United States, the obligation of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans to such New Vehicle Borrower shall automatically terminate, the unpaid principal amount of all outstanding New Vehicle Floorplan Loans made to such New Vehicle Borrower and all interest and with respect thereto shall automatically become due and payable, in each case without further act of the Administrative Agent or any New Vehicle Floorplan Lender.

8.05 Overdrawing of New Vehicle Floorplan Loans. If at any time the aggregate outstanding principal amount of all (i) New Vehicle Floorplan Loans (including New Vehicle Floorplan Swing Line Loans and any outstanding New Vehicle Floorplan Overdraft), plus (ii) Requests for Credit Extensions of New Vehicle Floorplan Loans (including requests pursuant to Payment Commitments), exceeds (a) 110% of the Aggregate New Vehicle Floorplan Commitments and such condition exists for five (5) consecutive days or (b) the Aggregate New Vehicle Floorplan Commitments by any amount for fifteen (15) days out of any 30-day period, then, in such event, the New Vehicle Swing Line Lender acting in its sole discretion may (y) take any and all actions reasonably necessary to suspend and/or terminate Payment Commitments and Payoff Letter Commitments and (z) elect by written notice to the Company to terminate the Aggregate New Vehicle Floorplan Commitments and to deem such occurrence as constituting a Revolving Event of Default. Nothing contained in this Section 8.05 shall be deemed to reduce the obligation of the Company and the Borrowers to make the payments required pursuant to Section 2.16.

8.06 Application of Funds. After the exercise of remedies provided for in this Article VIII (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III but excluding amounts payable under Related Swap Contracts) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting outstanding New Vehicle Floorplan Overdrafts plus any accrued interest thereon ratably among the New Vehicle Floorplan Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest and principal of the New Vehicle Floorplan Swing Line Loans due to the New Vehicle Swing Line Lender;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest and principal of the New Vehicle Floorplan Committed Loans that were funded from the Reserve Commitment ratably among the New Vehicle Floorplan Lenders in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest and principal of the New Vehicle Floorplan Committed Loans not paid pursuant to clause Fourth above ratably among the New Vehicle Floorplan Lenders in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest and principal of the Used Vehicle Facility Swing Line Loans due to the Used Vehicle Swing Line Lender;

Seventh, to payment of that portion of the Obligations constituting accrued and unpaid interest and principal of the Used Vehicle Facility Committed Loans ratably among the Used Vehicle Floorplan Lenders in proportion to the respective amounts described in this clause Seventh payable to them;

Eighth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and amounts payable in respect of Related Credit Agreements) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Eighth payable to them;

Ninth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Revolving Loans, L/C Borrowings and other Obligations under the Revolving Facility (other than Related Swap Contracts), ratably among the Revolving

Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Ninth payable to them;

Tenth, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Loans and L/C Borrowings, ratably among the Revolving Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Tenth held by them;

Eleventh, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Twelfth, to payment of Swap Termination Values and amounts owing under Related Swap Contracts, in each case to the extent owing to any Lender or any Affiliate of any Lender arising under Related Swap Contracts that shall have been terminated and as to which the Administrative Agent shall have received notice of such termination and the Swap Termination Value thereof or the amount owing under the applicable Related Swap Contracts from the applicable Lender or Affiliate of a Lender;

Thirteenth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Eleventh above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company, any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The foregoing notwithstanding, upon the discharge of the retiring Administrative Agent’s duties hereunder, neither the retiring Administrative Agent nor the successor Administrative Agent or any New Vehicle Swing Line Lender shall be required to honor any request by a vehicle manufacturer or distributor or financial institution for advance of a New Vehicle Swing Line Loan, unless and until (A) such successor Administrative Agent and such manufacturer or distributor or financial institution (and if required pursuant to the terms of such Payment Commitment or Payoff Letter Commitment, the applicable New Vehicle Borrower) have entered into a new Payment Commitment or Payoff Letter Commitment, and (B) any existing Payment Commitment between such manufacturer or distributor or Payoff Commitment Letter between such financial institution and the retiring Administrative Agent has been terminated. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer, Revolving Swing Line Lender, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Revolving Swing Line Lender, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, (b) the retiring L/C Issuer, Revolving Swing Line Lender, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise.

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.18 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.18 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or to the interests of any lessor or purchaser of accounts receivable in assets that are owned by such Person and not by any Loan Party; and

(c) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty (and to release any Lien on any property of such Subsidiary Guarantor) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10.

ARTICLE X.

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Revolving Commitment, the New Vehicle Floorplan Commitment or the Used Vehicle Floorplan Commitment of any Lender (or reinstate any Revolving Commitment, New Vehicle Floorplan Commitment or Used Vehicle Floorplan Commitment terminated pursuant to Section 8.05) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Revolving Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Revolving Commitments hereunder or under any other Loan Document without the written consent of each Revolving Lender directly affected thereby;

(d) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the New Vehicle Floorplan Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate New Vehicle Floorplan Commitments hereunder or under any other Loan Document without the written consent of each New Vehicle Floorplan Lender directly affected thereby; provided, however, that only the consent of the Required New Vehicle Floorplan Lenders shall be required to postpone any date fixed for any mandatory prepayment of principal of any New Vehicle Floorplan Loan or interest accrued on such principal amount;

(e) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Used Vehicle Floorplan Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Used Vehicle Floorplan Commitments hereunder or under any other Loan Document without the written consent of each Used Vehicle Floorplan Lender directly affected thereby;

(f) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(g) change Section 2.22 or Section 8.06 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(h) change any provision of this Section or the definition of “Required Lenders”, “Required Revolving Lenders”, “Required New Vehicle Floorplan Lenders” “Super-Majority New Vehicle Floorplan Lenders”, “Super-Majority Used Vehicle Floorplan Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(i) release the Company from the Company Guaranty or release all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender;

(j) release all or substantially all of the Collateral in any transaction or series of related transactions, except as specifically required by the Loan Documents, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Revolving Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Revolving Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the New Vehicle Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the New Vehicle Swing Line Lender under this Agreement; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Used Vehicle Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Used Vehicle Swing Line Lender under this Agreement; (v) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (vi) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company, a Borrower, any other Loan Party, the Administrative Agent, the L/C Issuer, the Revolving Swing Line Lender, the New Vehicle Swing Line Lender, or the Used Vehicle Swing Line Lender to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Company (for itself and on behalf of the other Borrowers), the Administrative Agent, the L/C Issuer, the Revolving Swing Line Lender, the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer, the Revolving Swing Line Lender, the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices

(including telephonic Revolving Committed Loan Notices, Revolving Swing Line Loan Notices, New Vehicle Floorplan Committed Loan Notices, New Vehicle Floorplan Swing Line Loan Notices, Used Vehicle Floorplan Committed Loan Notices and Used Vehicle Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company and each Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company or any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Company and each Borrower (jointly and severally) shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights, including any audit fees incurred when conducting any audit of any Loan Party or any Collateral during the continuance of any Event of Default (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Company and the Borrowers. The Company and each Borrower (jointly and severally) shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons

(each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company, any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Company, any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Company or any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.21(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither the Company nor any Borrower shall assert, and each of the Company and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Company or any Borrower is made to the Administrative Agent, the L/C Issuer, the Revolving Swing Line Lender, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender or any other Lender, or the Administrative Agent, the L/C Issuer the Revolving Swing Line Lender, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender or any other Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Revolving Loans at the time owing to it (including for purposes of this subsection (b), participations in L/C Obligations and in Revolving Swing Line Loans) or its New Vehicle Floorplan Commitment and the New Vehicle Floorplan Loans at the time owing to it (including for purposes of this subsection (b), participations in New Vehicle Floorplan Swing Line Loans), or its Used Vehicle Floorplan Commitment and the Used Vehicle Floorplan Loans at the time owing to it (including for purposes of this subsection (b), participations in Used Vehicle Floorplan Swing Line Loans) (such Lender’s portion of Loans, Commitments and risk participations with respect to an Applicable Facility being referred to in this Section 10.06 as its “Applicable Share”); provided that

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Applicable Share of the Applicable Facility at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Applicable Share (which for this purpose includes Loans outstanding thereunder) with respect to each Applicable Facility, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the aggregate with respect to the Revolving Facility, the New Vehicle Floorplan Facility and the Used Vehicle Floorplan Facility unless in any case each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Applicable Facility, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights among the Applicable Facilities on a pro rata basis;

(iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer, the Revolving Swing Line Lender, the New Vehicle Floorplan Swing Line Lender and the Used Vehicle Floorplan Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company, any Borrower, the Revolving Swing Line Lender, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender, the L/C Issuer or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations, Revolving Swing Line Loans, New Vehicle Floorplan Swing Line Loans and/or Used Vehicle Floorplan Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, each of the Company and each Borrower agree that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.22 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under any of its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Resignation as L/C Issuer, Revolving Swing Line Lender, New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Revolving Swing Line Lender and/or (iii) upon 30 days’ notice to the Company, resign as New Vehicle Swing Line Lender and/or (iv) upon 30 days notice to the Company, resign as Used Vehicle Swing Line Lender. In the event of any such resignation as L/C Issuer, Revolving Swing Line Lender, New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer, Revolving Swing Line Lender, New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer, Revolving Swing Line Lender, New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Revolving Swing Line Lender, it shall retain all the rights of the Revolving Swing Line Lender provided for hereunder with respect to Revolving Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Eurodollar Rate Committed Loans or fund risk participations in outstanding Revolving Swing Line Loans pursuant to Section 2.04(c). If Bank of America resigns as New Vehicle Swing Line Lender, it shall retain all the rights of the New Vehicle Swing Line Lender provided for hereunder with respect to New Vehicle Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the New Vehicle Floorplan Lenders to make Eurodollar Rate Committed Loans or fund risk participations in outstanding New Vehicle Swing Line Loans pursuant to Section 2.08(e). If Bank of America resigns as Used Vehicle Swing Line Lender, it shall retain all the rights of the Used Vehicle Swing Line Lender provided for hereunder with respect to Used Vehicle Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Used Vehicle Floorplan Lenders to make Eurodollar Rate Committed Loans or fund risk participations in outstanding Used Vehicle Swing Line Loans pursuant to Section 2.13(c). Upon the appointment of a successor L/C Issuer, Revolving Swing Line Lender and/or New Vehicle Swing Line Lender and/or Used Vehicle Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Revolving Swing Line Lender, New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any Borrower against any and all of the obligations of the Company or any Borrower, as applicable, now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the

L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement and the other Loan Documents shall become effective when they shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement and the other Loan Documents.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

(b) SUBMISSION TO JURISDICTION. THE COMPANY AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NORTH CAROLINA SITTING IN MECKLENBURG COUNTY AND OF THE UNITED STATES FOR THE WESTERN DISTRICT, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE

PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NORTH CAROLINA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE COMPANY AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company and the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company and the Borrowers, which information includes the name and address of the Company and the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company and each Borrower in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SONIC AUTOMOTIVE, INC.

By:	/s/ Greg Young
Name:	Greg Young
Title:	Vice President/Chief Accounting Officer

AVALON FORD, INC.

CAPITOL CHEVROLET AND IMPORTS, INC.

FAA AUTO FACTORY, INC.

FAA BEVERLY HILLS, INC.

FAA CAPITOL N, INC.

FAA CONCORD H, INC.

FAA CONCORD T, INC.

FAA DUBLIN N, INC.

FAA DUBLIN VWD, INC.

FAA LAS VEGAS H, INC.

FAA POWAY T, INC.

FAA SAN BRUNO, INC.

FAA SANTA MONICA V, INC.

FAA SERRAMONTE, INC.

FAA SERRAMONTE H, INC.

FAA SERRAMONTE L, INC.

FAA STEVENS CREEK, INC.

FORT MYERS COLLISION CENTER, LLC

FRANCISCAN MOTORS, INC.

KRAMER MOTORS INCORPORATED

MARCUS DAVID CORPORATION

MOUNTAIN STATES MOTORS CO., INC.

ONTARIO L, LLC

PHILPOTT MOTORS, LTD.

RIVERSIDE NISSAN, INC.

SANTA CLARA IMPORTED CARS, INC.

SONIC AUTOMOTIVE – 1400 AUTOMALL DRIVE, COLUMBUS, INC.

By:	/s/ Joseph O’Connor
Name:	Joseph O’Connor
Title:	Assistant Treasurer

SONIC CREDIT AGREEMENT

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SONIC AUTOMOTIVE – 1455 AUTOMALL DRIVE, COLUMBUS, INC.

SONIC AUTOMOTIVE – 1500 AUTOMALL DRIVE, COLUMBUS, INC.

SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC

SONIC AUTOMOTIVE – 6008 N. DALE MABRY, FL, INC.

SONIC AUTOMOTIVE – 9103 E. INDEPENDENCE, NC, LLC

SONIC ADVANTAGE PA, L.P.

SONIC – ANN ARBOR IMPORTS, INC.

SONIC – BETHANY H, INC.

SONIC – BUENA PARK H, INC.

SONIC – CADILLAC D, L.P.

SONIC – CALABASAS A, INC.

SONIC – CALABASAS V, INC.

SONIC – CAPITOL IMPORTS, INC.

SONIC – CARROLLTON V, L.P.

SONIC – CLEAR LAKE VOLKSWAGEN, L.P.

SONIC – CREST H, LLC

SONIC – DENVER T, INC.

SONIC – DOWNEY CADILLAC, INC.

SONIC – ENGLEWOOD M, INC.

SONIC – FM VW, INC.

SONIC – FORT WORTH T, L.P.

SONIC – FREELAND, INC.

SONIC – HARBOR CITY H, INC.

SONIC – HOUSTON V, L.P

SONIC – JERSEY VILLAGE VOLKSWAGEN, L.P.

SONIC – LAKE NORMAN DODGE, LLC

SONIC – LLOYD NISSAN, INC.

SONIC – LUTE RILEY, L.P.

SONIC – MANHATTAN FAIRFAX, INC.

SONIC – MASSEY CHEVROLET, INC.

SONIC – MESQUITE HYUNDAI, L.P.

SONIC MOMENTUM JVP, L.P.

SONIC MOMENTUM VWA, L.P.

SONIC MONTGOMERY B, INC.

By:	/s/ Joseph O’Connor
Name:	Joseph O’Connor
Title:	Assistant Treasurer

SONIC CREDIT AGREEMENT

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SONIC – NEWSOME OF FLORENCE, INC.

SONIC – NORTH CHARLESTON, INC.

SONIC – OKLAHOMA T, INC.

SONIC – ROCKVILLE IMPORTS, INC.

SONIC – ROCKVILLE MOTORS, INC.

SONIC – SERRAMONTE I, INC.

SONIC – SHOTTENKIRK, INC.

SONIC – STEVENS CREEK B, INC.

SONIC – UNIVERSITY PARK A, L.P.

SONIC – VOLVO LV, LLC

SONIC – WEST COVINA T, INC.

SONIC – WILLIAMS BUICK, INC.

SONIC – WILLIAMS IMPORTS, INC.

SONIC – WILLIAMS MOTORS, LLC

SONIC – 2185 CHAPMAN RD., CHATTANOOGA, LLC

SPEEDWAY CHEVROLET, INC.

VILLAGE IMPORTED CARS, INC.

WINDWARD, INC.

WRANGLER INVESTMENTS, INC.

By:	/s/ Joseph O’Connor
Name:	Joseph O’Connor
Title:	Assistant Treasurer

SONIC CREDIT AGREEMENT

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BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anne M. Zeschke
Name:	Anne M. Zeschke
Title:	Assistant Vice President

SONIC CREDIT AGREEMENT

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BANK OF AMERICA, N.A., as a Lender, L/C Issuer, Revolving Swing Line Lender, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender

By:	/s/ M. Patricia Kay
Name:	M. Patricia Kay
Title:	Senior Vice President

SONIC CREDIT AGREEMENT

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JPMORGAN CHASE BANK, N.A., as Syndication Agent

By:	/s/ Jeffrey G. Calder
Name:	Jeffrey G. Calder
Title:	Vice President

SONIC CREDIT AGREEMENT

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JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Jeffrey G. Calder
Name:	Jeffrey G. Calder
Title:	Vice President

SONIC CREDIT AGREEMENT

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TOYOTA MOTOR CREDIT CORPORATION, as Documentation Agent

By:	/s/ Mike Taylor
Name:	Mike Taylor
Title:	Corporate Manager Dealer Relations

SONIC CREDIT AGREEMENT

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TOYOTA MOTOR CREDIT CORPORATION, as a Lender

By:	/s/ Mike Taylor
Name:	Mike Taylor
Title:	Corporate Manager Dealer Relations

SONIC CREDIT AGREEMENT

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BMW FINANCIAL SERVICES NA, LLC, as a Lender

By:	/s/ John B. Nore
Name:	John B. Nore
Title:	GM, Retailer Finance

SONIC CREDIT AGREEMENT

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CAROLINA FIRST BANK, as a Lender

By:	/s/ Kevin M. Short
Name:	Kevin M. Short
Title:	Senior Vice President

SONIC CREDIT AGREEMENT

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COMERICA BANK, as a Lender

By:	/s/ Joseph M. Davignon
Name:	Joseph M. Davignon
Title:	First Vice President

SONIC CREDIT AGREEMENT

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FIFTH THIRD BANK, as a Lender

By:	/s/ illegible signature
Name:
Title:	Vice President

SONIC CREDIT AGREEMENT

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GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Brian P. Schwinn
Name:	Brian P. Schwinn
Title:	Duly Authorized Signatory

SONIC CREDIT AGREEMENT

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KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joe Haddow
Name:	Joe Haddow
Title:	Vice President

SONIC CREDIT AGREEMENT

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NISSAN MOTOR ACCEPTANCE CORPORATION, as a Lender

By:	/s/ Mark Doi
Name:	Mark Doi
Title:	Director, Credit Services

SONIC CREDIT AGREEMENT

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SOVEREIGN BANK, as a Lender

By:	/s/ Kyle S. Bourque
Name:	Kyle S. Bourque
Title:	Vice President

SONIC CREDIT AGREEMENT

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SUNTRUST BANK, as a Lender

By:	/s/ Thomas F. Parrott
Name:	Thomas F. Parrott
Title:	Vice President

SONIC CREDIT AGREEMENT

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WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael R. Burkitt
Name:	Michael R. Burkitt
Title:	Senior Vice President

SONIC CREDIT AGREEMENT

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WORLD OMNI FINANCIAL CORP., as a Lender

By:	/s/ Rebecca Hewitt
Name:	Rebecca Hewitt
Title:	Director of Commercial Operations

SONIC CREDIT AGREEMENT

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